                                                                    EXHIBIT 10.1


                          REVOLVING CREDIT AGREEMENT
                          --------------------------


                          Dated as of March 10, 1999


                                     among

                      CALIFORNIA STEEL INDUSTRIES, INC.,

             the Lending Institutions listed on Schedule 1 hereto,
                                                ----------


                               BANKBOSTON, N.A.,

                                  as Loan and
                        Collateral Agent for the Banks,


                           BANK OF AMERICA NATIONAL
                        TRUST AND SAVINGS ASSOCIATION,

                            as Letter of Credit and
                      Documentation Agent for the Banks,


                      BANCBOSTON ROBERTSON STEPHENS INC.
                                      and
                    NATIONSBANC MONTGOMERY SECURITIES LLC,

                               as the Arrangers

                               TABLE OF CONTENTS
                               -----------------

1.  DEFINITIONS AND RULES OF INTERPRETATION.....................................................    1
     1.1.  Definitions..........................................................................    1
     1.2.  Rules of Interpretation..............................................................   23
2.  THE REVOLVING CREDIT FACILITY...............................................................   24
     2.1.  Commitment to Lend...................................................................   24
     2.2.  Commitment Fee.......................................................................   25
     2.3.  Reduction of Total Commitment........................................................   25
     2.4.  The Revolving Credit Notes...........................................................   25
     2.5.  Interest on Revolving Credit Loans...................................................   26
     2.6.  Requests for Revolving Credit Loans..................................................   26
            2.6.1.  General.....................................................................   26
            2.6.2.  Swing Line..................................................................   27
            2.6.3.  Temporary Suspension of Eurodollar Rate Options.............................   27
     2.7.  Conversion Options...................................................................   28
            2.7.1.  Conversion to Different Type of Revolving Credit Loan.......................   28
            2.7.2.  Continuation of Type of Revolving Credit Loan...............................   29
            2.7.3.  Eurodollar Rate Loans.......................................................   29
     2.8.  Funds for Revolving Credit Loan......................................................   29
            2.8.1.  Funding Procedures..........................................................   29
            2.8.2.  Advances by the Loan and Collateral Agent...................................   30
     2.9.  Change in Borrowing Base.............................................................   30
     2.10.  Settlements.........................................................................   31
            2.10.1.  General....................................................................   31
            2.10.2.  Failure to Make Funds Available............................................   32
            2.10.3.  No Effect on Other Banks...................................................   32
3.  REPAYMENT OF THE REVOLVING CREDIT LOANS.....................................................   33
     3.1.  Maturity.............................................................................   33
     3.2.  Mandatory Repayments of Revolving Credit Loans.......................................   33
     3.3.  Optional Repayments of Revolving Credit Loans........................................   33
4.  LETTERS OF CREDIT...........................................................................   34
     4.1.  Letter of Credit Commitments.........................................................   34
            4.1.1.  Commitment to Issue Letters of Credit.......................................   34
            4.1.2.  Letter of Credit Applications...............................................   35
            4.1.3.  Terms of Letters of Credit..................................................   35
            4.1.4.  Reimbursement Obligations of Banks..........................................   35
            4.1.5.  Participations of Banks.....................................................   35
     4.2.  Reimbursement Obligation of the Borrower.............................................   35
     4.3.  Letter of Credit Payments............................................................   36
     4.4.  Obligations Absolute.................................................................   37
     4.5.  Reliance by Issuer...................................................................   38

     4.6.  Letter of Credit Fee.................................................................   38
5.  CERTAIN GENERAL PROVISIONS..................................................................   39
     5.1.  Fees Payable at Closing..............................................................   39
     5.2.  Funds for Payments...................................................................   39
            5.2.1.  Payments to Agents..........................................................   39
            5.2.2.  No Offset, etc..............................................................   39
            5.2.3.  Withholding.................................................................   40
     5.3.  Computations.........................................................................   40
     5.4.  Inability to Determine Eurodollar Rate...............................................   40
     5.5.  Illegality...........................................................................   41
     5.6.  Additional Costs, etc................................................................   41
     5.7.  Capital Adequacy.....................................................................   43
     5.8.  Certificate..........................................................................   43
     5.9.  Indemnity............................................................................   43
     5.10.  Interest After Default..............................................................   44
     5.11.  Replacement of Bank.................................................................   44
     5.12.  Legal Impediment....................................................................   45
6.  COLLATERAL SECURITY.........................................................................   45
7.  REPRESENTATIONS AND WARRANTIES..............................................................   46
     7.1.  Corporate Authority..................................................................   46
            7.1.1.  Incorporation; Good Standing................................................   46
            7.1.2.  Authorization...............................................................   46
            7.1.3.  Enforceability..............................................................   46
     7.2.  Governmental Approvals...............................................................   47
     7.3.  Title to Properties; Leases..........................................................   47
     7.4.  Financial Statements and Projections.................................................   47
            7.4.1.  Fiscal Year.................................................................   47
            7.4.2.  Financial Statements........................................................   47
            7.4.3.  Projections.................................................................   48
     7.5.  No Material Changes, etc.............................................................   48
     7.6.  Franchises, Patents, Copyrights, etc.................................................   48
     7.7.  Litigation...........................................................................   48
     7.8.  No Materially Adverse Contracts, etc.................................................   49
     7.9.  Compliance with Other Instruments, Laws, etc.........................................   49
     7.10.  Tax Status..........................................................................   49
     7.11.  No Event of Default.................................................................   50
     7.12.  Holding Company and Investment Company Acts.........................................   50
     7.13.  Absence of Financing Statements, etc................................................   50
     7.14.  Perfection of Security Interest.....................................................   50
     7.15.  Certain Transactions................................................................   50
     7.16.  Employee Benefit Plans..............................................................   50
            7.16.1.  In General.................................................................   50
            7.16.2.  Terminability of Welfare Plans.............................................   51

            7.16.3.  Guaranteed Pension Plans...................................................   51
            7.16.4.  Multiemployer Plans........................................................   52
     7.17.  Use of Proceeds.....................................................................   52
            7.17.1.  General....................................................................   52
            7.17.2.  Regulations U and X........................................................   52
            7.17.3.  Ineligible Securities......................................................   52
     7.18.  Environmental Compliance............................................................   53
     7.19.  Subsidiaries, etc...................................................................   55
     7.20.  Bank Accounts.......................................................................   55
     7.21.  Year 2000 Problem...................................................................   55
     7.22.  Disclosure..........................................................................   55
8.  AFFIRMATIVE COVENANTS OF THE BORROWER.......................................................   55
     8.1.  Punctual Payment.....................................................................   55
     8.2.  Maintenance of Office................................................................   56
     8.3.  Records and Accounts.................................................................   56
     8.4.  Financial Statements, Certificates and Information...................................   56
     8.5.  Notices..............................................................................   58
            8.5.1.  Defaults....................................................................   58
            8.5.2.  Environmental Events........................................................   58
            8.5.3.  Notification of Claim against Collateral....................................   59
            8.5.4.  Notice of Litigation and Judgments..........................................   59
            8.5.5.  Notices Concerning Inventory Collateral.....................................   59
     8.6.  Corporate Existence; Maintenance of Properties.......................................   60
     8.7.  Insurance............................................................................   60
     8.8.  Taxes................................................................................   60
     8.9.  Inspection of Properties and Books, etc..............................................   61
            8.9.1.  General.....................................................................   61
            8.9.2.  Collateral Reports..........................................................   61
            8.9.3.  Appraisals..................................................................   61
            8.9.4.  Communications with Accountants.............................................   62
     8.10.  Compliance with Laws, Contracts, Licenses, and Permits..............................   62
     8.11.  Employee Benefit Plans..............................................................   62
     8.12.  Use of Proceeds.....................................................................   63
     8.13.  Bank Accounts.......................................................................   63
            8.13.1.  General....................................................................   63
            8.13.2.  Acknowledgment of Application..............................................   63
     8.14.  Further Assurances..................................................................   63
9.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER..................................................   63
     9.1.  Restrictions on Indebtedness.........................................................   64
     9.2.  Restrictions on Liens................................................................   64
     9.3.  Restrictions on Investments..........................................................   66
     9.4.  Distributions........................................................................   67
     9.5.  Merger, Consolidation and Disposition of Assets......................................   67

            9.5.1.  Mergers and Acquisitions....................................................   68
            9.5.2.  Disposition of Assets.......................................................   68
     9.6.  Sale and Leaseback...................................................................   68
     9.7.  Compliance with Environmental Laws...................................................   69
     9.8........................................................................................   69
     Permitted IBJ Debt, Permitted Refinancing Indebtedness and Indebtedness to DKB Nederland...   69
     9.9.  Employee Benefit Plans...............................................................   69
     9.10.  Business Activities.................................................................   70
     9.11.  Fiscal Year.........................................................................   70
     9.12.  Transactions with Affiliates........................................................   70
     9.13.  Bank Accounts.......................................................................   70
     9.14.  CSIFSC..............................................................................   70
10.  FINANCIAL COVENANTS OF THE BORROWER........................................................   71
     10.1.  Capital Expenditures................................................................   71
     10.2.  Consolidated Tangible Net Worth.....................................................   71
     10.3.  Fixed Charge Coverage...............................................................   71
     10.4.  Interest Charge Coverage............................................................   71
11.  CLOSING CONDITIONS.........................................................................   71
     11.1.  Loan Documents......................................................................   72
     11.2.  Certified Copies of Charter Documents and IBJ Loan Documents........................   72
     11.3.  Corporate Action....................................................................   72
     11.4.  Incumbency Certificate..............................................................   72
     11.5.  Validity of Liens...................................................................   72
     11.6.  Perfection Certificates and UCC Search Results......................................   73
     11.7.  Certificates of Insurance...........................................................   73
     11.8.  Agency Account Agreements...........................................................   73
     11.9.  Borrowing Base Report; Funding Audit................................................   73
     11.10.  Accounts Receivable Aging Report...................................................   73
     11.11.  Hazardous Waste Assessments........................................................   73
     11.12.  Solvency Certificate...............................................................   74
     11.13.  Opinion of Counsel.................................................................   74
     11.14.  Payment of Fees....................................................................   74
     11.15.  Payoff Letter......................................................................   74
12.  CONDITIONS TO ALL BORROWINGS...............................................................   74
     12.1.  Representations True; No Event of Default...........................................   74
     12.2.  Governmental Regulation.............................................................   75
     12.3.  Proceedings and Documents...........................................................   75
     12.4.  Borrowing Base Report...............................................................   75
13.  EVENTS OF DEFAULT; ACCELERATION; ETC.......................................................   75
     13.1.  Events of Default and Acceleration..................................................   75
     13.2.  Termination of Commitments..........................................................   79

     13.3.  Remedies............................................................................   80
     13.4.  Distribution of Collateral Proceeds.................................................   80
14.  SETOFF.....................................................................................   81
15.  THE AGENTS.................................................................................   82
     15.1.  Authorization.......................................................................   82
     15.2.  Employees and Agents................................................................   82
     15.3.  No Liability........................................................................   83
     15.4.  No Representations..................................................................   83
          15.4.1.  General......................................................................   83
          15.4.2.  Closing Documentation, etc...................................................   84
     15.5.  Payments............................................................................   84
          15.5.1.  Payments to Agents...........................................................   84
          15.5.2.  Distribution by Agents.......................................................   84
          15.5.3.  Delinquent Banks.............................................................   84
     15.6.  Holders of Revolving Credit Notes...................................................   85
     15.7.  Indemnity...........................................................................   85
     15.8.  Agents as Banks.....................................................................   85
     15.9.  Resignation.........................................................................   86
     15.10.  Notification of Defaults and Events of Default.....................................   86
     15.11.  Duties in the Case of Enforcement..................................................   86
16.  EXPENSES AND INDEMNIFICATION...............................................................   87
     16.1.  Expenses............................................................................   87
     16.2.  Indemnification.....................................................................   88
     16.3.  Survival............................................................................   89
17.  TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION..............................................   89
     17.1.  Sharing of Information with Section 20 Subsidiary...................................   89
     17.2.  Confidentiality.....................................................................   89
     17.3.  Prior Notification..................................................................   90
     17.4.  Other...............................................................................   90
18.  SURVIVAL OF COVENANTS, ETC.................................................................   90
19.  ASSIGNMENT AND PARTICIPATION...............................................................   91
     19.1.  Conditions to Assignment by Banks...................................................   91
     19.2.  Certain Representations and Warranties; Limitations; Covenants......................   91
     19.3.  Register............................................................................   93
     19.4.  New Revolving Credit Notes..........................................................   93
     19.5.  Participations......................................................................   94
     19.6.  Disclosure..........................................................................   94
     19.7.  Assignee or Participant Affiliated with the Borrower................................   94
     19.8.  Miscellaneous Assignment Provisions.................................................   95
     19.9.  Assignment by Borrower..............................................................   95
     19.10.  Syndication........................................................................   95
20.  NOTICES, ETC...............................................................................   96

21.  GOVERNING LAW..............................................................................   97
22.  HEADINGS...................................................................................   97
23.  COUNTERPARTS...............................................................................   97
24.  ENTIRE AGREEMENT, ETC......................................................................   97
25.  WAIVER OF JURY TRIAL.......................................................................   98
26.  CONSENTS, AMENDMENTS, WAIVERS, ETC.........................................................   98
27.  SEVERABILITY...............................................................................   99

                            SCHEDULES AND EXHIBITS
                            ----------------------

Schedule 1     Banks; Commitments
Schedule 7.3   Title to Properties; Leases
Schedule 7.5   No Material Changes
Schedule 7.7   Litigation
Schedule 7.18  Environmental Compliance
Schedule 7.19  Subsidiaries
Schedule 7.20  Bank Accounts
Schedule 9.1   Permitted Existing Indebtedness
Schedule 9.2   Permitted Existing Liens
Schedule 9.3   Permitted Existing Investments

Exhibit A      Form of Borrowing Base Report
Exhibit B      Form of Revolving Credit Note
Exhibit C      Form of Loan Request
Exhibit D      Form of Compliance Certificate
Exhibit E      Form of Assignment and Acceptance
Exhibit F      Form of Customs Agent Agreement

                          REVOLVING CREDIT AGREEMENT
                          --------------------------


     This REVOLVING CREDIT AGREEMENT is made as of March 10, 1999, by and among
(a) CALIFORNIA STEEL INDUSTRIES, INC., a Delaware corporation having its principal place of business at 14000 San Bernardino Avenue, Fontana, California 92335 (the "Borrower"), (b) BANKBOSTON, N.A, BANK OF AMERICA NATIONAL TRUST AND
            --------
SAVINGS ASSOCIATION and the other lending institutions listed on Schedule 1, (c)
                                                                 -------- -
BANKBOSTON, N.A., as loan and collateral agent for the Banks (as hereinafter defined), (d) BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as documentation and letter of credit agent for the Banks, and (e) BANCBOSTON ROBERTSON STEPHENS INC. and NATIONSBANC MONTGOMERY SECURITIES LLC, as arrangers.

                 1.   DEFINITIONS AND RULES OF INTERPRETATION.
                      ----------------------------------------

     1.1. DEFINITIONS. The following terms shall have the meanings set forth in
          -----------
this (S)1 or elsewhere in the provisions of this Credit Agreement referred to below:

     Accounts Receivable.  All rights of the Borrower or any of its Subsidiaries
     -------------------
to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Borrower or any of its Subsidiaries to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with generally accepted accounting principles.

     Adjustment Date.  Each date which is the first day of the month immediately
     ---------------
following the month in which the Borrower's quarterly unaudited financial statements and related Compliance Certificate are required to be delivered by the Borrower pursuant to (S)8.4(b) and (S)8.4(d), respectively.

     Affiliate.  Any Person that would be considered to be an affiliate of  the
     ---------
Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

     Agency Account Agreement.  See (S)8.13.1.
     ------------------------

     Agents.  Collectively, the Loan and Collateral Agent and the Letter of
     ------
Credit Agent.

     Applicable Margin. For each period commencing on an Adjustment Date through
     -----------------
the date immediately preceding the next Adjustment Date (each a "Rate Adjustment
                                                                 ---------------
Period"), the Applicable Margin shall be the applicable margin or rate (in each
------
case per annum) set forth below with respect to the Leverage Ratio, as determined as of the end of and for the period of four consecutive fiscal quarters of the Borrower ending immediately prior to the applicable Rate Adjustment Period and pertaining to such Adjustment Date:


-------------------------------------------------------------------------------
   LEVEL    LEVERAGE RATIO         EURODOLLAR       BASE         COMMITMENT FEE
                                   RATE LOANS     RATE LOANS
-------------------------------------------------------------------------------
     I      Greater than or         1.00%           0.00%           0.20%
            equal to 3.5:1.0
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
     II     Less than 3.5:1.0
            but greater than or    0.875%           0.00%           0.20%
            equal to 3.0:1.0
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
     III    Less than 3.0:1.0
            but greater than or    0.750%           0.00%           0.15%
            equal to 2.5:1.0
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

     IV     Less than 2.5:1.0      0.700%           0.00%           0.15%
------------------------------------------------------------------------------

Notwithstanding the foregoing, (a) for the period commencing on the Closing Date to (but not including) the first Adjustment Date which occurs following the earlier of (i) the quarter on which the Borrower achieves a Fixed Charge Coverage Ratio in excess of 1.10:1.00 and (ii) the last day of the fiscal quarter following the closing of the transactions contemplated under the Permitted Refinancing Indebtedness, the Applicable Margin shall be at least equal to the Applicable Margin set forth on Level II of the chart set forth above, and (b) if the Borrower fails to deliver any financial statements when due pursuant to (S)8.4(a) or (b) hereof or any Compliance Certificate when due pursuant to (S)8.4(d) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure (if such failure is then continuing uncured) through the date immediately following the date on which such financial statements or Compliance Certificate, as the case may be, is delivered, the Applicable Margin shall be the Applicable Margin set forth on Level I of the chart set forth above.

     Approved Customs Broker.  A customs broker satisfactory to the Loan and
     -----------------------
Collateral Agent which has entered into a Customs Agent Agreement with the Loan and Collateral Agent and the Borrower.

     Arranger(s). BancBoston Robertson Stephens Inc. and NationsBanc Montgomery
     -----------
Securities LLC.

     Assignment and Acceptance.  See (S)19.1.
     -------------------------

     Balance Sheet Date.  December 31, 1998.
     ------------------

     Banks.  BKB, BofA and the other lending institutions listed on Schedule 1
     -----                                                          -------- -
hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to (S)19.

     Base Rate.  The higher of (i) the annual rate of interest announced from
     ---------
time to time by BKB at its head office in Boston, Massachusetts, as its "base rate" or (ii) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Loan and Collateral Agent from three funds brokers of recognized standing selected by the Loan and Collateral Agent.

     Base Rate Loans.  Revolving Credit Loans bearing interest calculated by
     ---------------
reference to the Base Rate.

     BKB.  BankBoston, N.A., a national banking association, in its individual
     ---
capacity.

     BKB Concentration Account.  See (S)8.13.1.
     -------------------------

     BofA.  Bank of America National Trust and Savings Association, a national
     ----
banking association, in its individual capacity.

     Borrower.  As defined in the preamble hereto.
     --------

     Borrowing Base.  At the relevant time of reference thereto, an amount
     --------------
determined by the Loan and Collateral Agent by reference to the most recent Borrowing Base Report delivered to the Banks and the Loan and Collateral

Agent, as adjusted pursuant to the provisions below, which is equal to the sum of:

          (a) 85% of Eligible Accounts Receivable for which invoices have been issued and are payable; plus
                             ----

          (b) the lesser of (i) 60% of the Net Book Value of Eligible Inventory and (ii) $90,000,000 on or prior to July 31, 1999 and $80,000,000 thereafter; minus
                 -----

          (c)  $15,000,000 on or prior to July 31, 1999 and $20,000,000 thereafter at all times; minus
                              -----

          (d)  Reserves; plus
                         ----

          (e)  the Discretionary Amount.

The Loan and Collateral Agent may, in its discretion, from time to time, upon five (5) days' prior notice to the Borrower, (x) reduce the lending formula with respect to Eligible Accounts Receivable to the extent that the Loan and Collateral Agent determines that: (i) the dilution with respect of the Accounts Receivable for any period has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (ii) the general creditworthiness of account debtors or other obligors of the Borrower has declined or (y) reduce the lending formula(s) with respect to Eligible Inventory to the extent that the Loan and Collateral Agent determines that: (i) the number of days of the turnover of the inventory of the Borrower for any period has changed in any material adverse respect, (ii) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (iii) the nature and quality of the inventory of the Borrower has deteriorated in any material respect or the mix of such inventory has changed materially. In determining whether to reduce the lending formula(s), the Loan and Collateral Agent may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts Receivable, Eligible Inventory or in establishing the Reserves.

     Borrowing Base Report.  A Borrowing Base Report signed by the chief
     ---------------------
financial officer of the Borrower and in substantially the form of Exhibit A
                                                                   ------- -
hereto.

     Business Day.  Any day on which banking institutions in Boston,
     ------------
Massachusetts and Los Angeles, California, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

     Capital Assets.  Fixed assets, both tangible (such as land, buildings,
     --------------
fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not
                                       --------
include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

     Capital Expenditures.  Amounts paid or Indebtedness incurred by the
     --------------------
Borrower or any of its Subsidiaries in connection with (i) the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles or (ii) the lease of any assets by the Borrower or any of its Subsidiaries as lessee under any synthetic lease referred to in clause (vi) of the definition of the term "Indebtedness" to the extent that such assets would have been Capital Assets had the synthetic lease been treated for accounting purposes as a Capitalized Lease.

     Capitalized Leases.  Leases under which the Borrower or any of its
     ------------------
Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

     CERCLA.  See (S)7.18(a).
     ------

     Closing Date.  The first date on which the conditions set forth in (S)11
     ------------
have been satisfied and any Revolving Credit Loans are to be made or any Letter of Credit is to be issued hereunder.

     Code.  The Internal Revenue Code of 1986.
     ----

     Collateral.  All of the property, rights and interests of the Borrower and
     ----------
its Subsidiaries that are subject to the security interests and mortgages created by the Security Documents.

     Commitment.  With respect to each Bank, the amount set forth on Schedule 1
     ----------                                                      -------- -
hereto as the amount of such Bank's commitment to make Revolving Credit Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

     Commitment Percentage.  With respect to each Bank, the percentage
     ---------------------
set forth on Schedule 1 hereto as such Bank's percentage of the Total
             -------- -
Commitment.

     Consolidated or consolidated.  With reference to any term defined herein,
     ----------------------------
shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

     Consolidated EBITDA.  For any period, an amount equal the consolidated
     -------------------
earnings (or loss) from the operations of the Borrower and its Subsidiaries for any period, after all expenses and other proper charges but before payment or provision for any income taxes or interest expense for such period plus
                                                                   ----
depreciation, amortization and all other noncash charges for such period, all determined in accordance with generally accepted accounting principles.

     Consolidated Funded Debt.  With respect to the Borrower and its
     ------------------------
Subsidiaries on a consolidated basis for any period, the average principal amount outstanding during such period in respect of all Indebtedness of the Borrower and its Subsidiaries for borrowed money and Indebtedness in respect of Capitalized Leases, in each case determined in accordance with generally accepted accounting principles.

     Consolidated Net Income (or Deficit).  The consolidated net income (or
     ------------------------------------
deficit) of the Borrower and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles.

     Consolidated Operating Cash Flow.  With respect to the Borrower and its
     --------------------------------
Subsidiaries for any particular fiscal period, an amount equal to (a) Consolidated EBITDA for such period less (b) the sum of (i) the amount of
                                    ----
Capital Expenditures made during such period, plus (ii) the amount of
                                              ----
Distributions made during such period, plus (iii) income taxes paid by the
                                       ----
Borrower and its Subsidiaries during such period.

     Consolidated Tangible Net Worth.  The excess of Consolidated Total Assets
     -------------------------------
over Consolidated Total Liabilities, and less the sum of:

          (a) the total book value of all assets of the Borrower and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

          (b) all amounts representing any write-up in the book value of any assets of the Borrower or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date; plus

          (c) to the extent otherwise includable in the computation of Consolidated Tangible Net Worth, any equity subscriptions receivable; plus

          (d) the value of the Investments of the Borrower and its Subsidiaries in Companhia Siderurgica de Tubarao.

     Consolidated Total Assets.  The sum of (i) all assets ("consolidated
     -------------------------                               ------------
balance sheet assets") of the Borrower and its Subsidiaries determined on a
--------------------
consolidated basis in accordance with generally accepted accounting principles, plus (ii) without duplication, all assets leased by the Borrower or any
----
Subsidiary as lessee under any synthetic lease referred to in clause (vi) of the definition of the term "Indebtedness" to the extent that such assets would have been consolidated balance sheet assets had the synthetic lease been treated for accounting purposes as a Capitalized Lease, plus (iii) without duplication, all
                                            ----
sold receivables referred to in clause (vii) of the definition of the term "Indebtedness" to the extent that such receivables would have been consolidated balance sheet assets had they not been sold.

     Consolidated Total Debt Service.  For any fiscal period, the sum of (i)
     -------------------------------
Consolidated Total Interest Expense, plus (ii) all scheduled mandatory payments of principal on Indebtedness of the Borrower and its Subsidiaries required to be made during such period, including payments consisting of principal in respect of Capitalized Leases or synthetic leases referred to in clause (vi) of the definition of the term "Indebtedness". Demand obligations shall be deemed to be due and payable during any fiscal period during which such obligations are outstanding.

     Consolidated Total Interest Expense.  For any period, the aggregate amount
     -----------------------------------
of interest required to be paid or accrued by the Borrower and its Subsidiaries during such period on all Indebtedness of the Borrower and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease, or any synthetic lease referred to in clause (vi) of the definition of the term "Indebtedness," and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

     Consolidated Total Liabilities.  All liabilities of the Borrower and its
     ------------------------------
Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and classified as such on the consolidated balance sheet of the Borrower and its Subsidiaries and all other Indebtedness of the Borrower and its Subsidiaries, whether or not so classified.

     Conversion Request.  A notice given by the Borrower to the Loan and
     ------------------
Collateral Agent of the Borrower's election to convert or continue a Revolving Credit Loan in accordance with (S)2.7.

     Credit Agreement.  This Revolving Credit Agreement, including the Schedules
     ----------------
and Exhibits hereto.

     CSIFSC.  CSI Foreign Sales Corporation, a U.S. Virgin Islands corporation.
     ------

     CST.  Companhia Siderurgica de Tubarao, a Brazilian corporation.
     ---

     Customs Agent Agreement.  A Customs Agent Agreement, substantially in the
     -----------------------
form of Exhibit F hereto, entered into among the Loan and Collateral Agent, the
        ------- -
Borrower and an Approved Customs Broker.

     Default.  See (S)13.1.
     -------

     Delinquent Bank.  See (S)15.5.3.
     ---------------

     Derivative Contract.  See paragraph (ix) of the definition of Indebtedness.
     -------------------

     Discretionary Amount. As at any date of determination, an amount
     --------------------
determined by the Agents in their sole and absolute discretion which shall not exceed $5,000,000 for a period not to exceed 30 consecutive days.

     Distribution. The declaration or payment of any dividend on or in respect
     ------------
of any shares of any class of capital stock of the Borrower, other than dividends payable solely in shares of common stock of the Borrower; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise; the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Borrower.

     DKB:  The Dai-Ichi Kangyo Bank, Limited, Los Angeles Agency.
     ---

     DKB Nederland:  The Dai-Ichi Kangyo Bank Nederland N.V.
     -------------

     Dollars or $.  Dollars in lawful currency of the United States of America.
     -------    -

     Domestic Lending Office.  Initially, the office of each Bank designated as
     -----------------------
such in Schedule 1 hereto; thereafter, such other office of such Bank, if any,
        -------- -
located within the United States that will be making or maintaining Base Rate Loans.

     Drawdown Date.  The date on which any Revolving Credit Loan is made or is
     -------------
to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with (S)2.7.

     Eligible Accounts Receivable.  The aggregate of the unpaid portions of
     ----------------------------
Accounts Receivable (net of any credits, rebates, offsets, holdbacks or other adjustments or commissions payable to third parties that are adjustments to such Accounts Receivable) (a) that the Borrower reasonably and in good faith determines to be collectible; (b) that are with account debtors or other obligors that (i) are not Affiliates of the Borrower; provided, however, at any
                                                      -----------------
time up to $2,500,000 of Accounts Receivable owed by Persons who are Affiliates of the Borrower (other than Subsidiaries of the Borrower or Persons who own Voting Stock of the Borrower) and otherwise qualify as Eligible Accounts Receivable may be considered Eligible Accounts Receivable, (ii) purchased the goods or services giving rise to the relevant Account Receivable in an arm's length transaction, (iii) are not insolvent or involved in any case or proceeding, whether voluntary or involuntary, under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction and (iv) are, in the Loan and Collateral Agent's reasonable judgment, creditworthy; (c) that are in payment of obligations that have been fully performed, do not consist of progress billings or bill and hold invoices (except bill and hold invoices of up to $500,000 in the aggregate at any time) and are not subject to dispute or any other similar claims that would reduce the cash amount payable therefor; (d) that are not subject to any pledge, restriction, security interest or other lien or encumbrance other than those created by the Loan Documents; (e) in which the Loan and Collateral Agent has a valid and perfected first priority security interest; (f) that are not outstanding for more than (i) ninety (90) days past the earlier to occur of (A) the date of the respective invoices therefor and (B) the date of shipment thereof in the case of goods or the end of the calendar month following the provision thereof in the case of services or (ii) sixty (60) days past the due date therefor; (g) that are not due from an account debtor or other obligor located in Minnesota unless the Borrower (i) has received a certificate of authority to do business and is in good standing in such state or
(ii) has filed a notice of business activities report with the appropriate office or agency of such state for the current year; (h) that are not due from any single account debtor or other obligor if more than twenty percent (20%) of the aggregate amount of all Accounts Receivable owing from such account debtor or other obligor would otherwise not be Eligible Accounts Receivable; (i) that are payable in Dollars; (j) that are not payable from an office outside of the United States; (k) that are not secured by a letter of credit unless the Loan and Collateral Agent has a prior, perfected security interest in such letter of credit, and (l) not more than 10% of such Accounts Receivable may be from any single account debtor.

     Eligible Assignee.  Any of (i) a commercial bank or finance company
     -----------------
organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such
                                  ----
country, and having total assets in excess of $1,000,000,000, provided that such
                                                              --------
bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (iv) the central bank of any country which is a member of the OECD; and (v) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agents, such approval not to be unreasonably withheld.

     Eligible Inventory.  With respect to the Borrower or any of its
     ------------------
Subsidiaries, finished goods and work in progress and raw materials owned by the Borrower or such Subsidiary; provided that Eligible Inventory shall not include
                             --------
any inventory (i) held on consignment, or not otherwise owned by the Borrower or such Subsidiary, or of a type no longer sold by the Borrower or such Subsidiary,
(ii) which has been returned by a customer and is damaged or subject to any legal encumbrance other than Permitted Liens, (iii) which is not in the possession of the Borrower or such Subsidiary unless (A) the Loan and Collateral Agent has received a waiver from the party in possession of such inventory in form and substance satisfactory to the Loan and Collateral Agent or (B) such inventory is In-Transit Inventory, (iv) which is held by the Borrower or such Subsidiary on property leased by the Borrower or a Subsidiary, unless the Loan and Collateral Agent has received a waiver from the lessor of such leased property and, if any, sublessor thereof in form and substance satisfactory to the Loan and Collateral Agent, (v) as to which (other than with the case of In-Transit Inventory) appropriate Uniform

Commercial Code financing statements showing the Borrower or such Subsidiary as debtor and the Loan and Collateral Agent as secured party have not been filed in the proper filing office or offices in order to perfect the Loan and Collateral Agent's security interest therein, (vi) which has been shipped to a customer of the Borrower or such Subsidiary regardless of whether such shipment is on a consignment basis, (vii) which, other than In-Transit Inventory, is not located within the United States of America, (viii) which the Loan and Collateral Agent reasonably deem to be not marketable, (ix) scrap inventory, held coils (i.e. coils not used for initial orders) in excess of $1,000,000 at any time, and "Other Inventory" as classified by the Borrower on its financial statements as of the Balance Statement Date, or (x) which has been owned by the Borrower or such Subsidiary for more than one (1) year.

     Employee Benefit Plan.  Any employee benefit plan within the meaning of
     ---------------------
(S)3(3) of ERISA maintained of contributed to by the Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

     Environmental Laws.  See (S)7.18(a).
     ------------------

     EPA.  See (S)7.18(b).
     ---

     ERISA.  The Employee Retirement Income Security Act of 1974.
     -----

     ERISA Affiliate.  Any Person which is treated as a single employer with the
     ---------------
Borrower under (S)414 of the Code.

     ERISA Reportable Event.  A reportable event with respect to a Guaranteed
     ----------------------
Pension Plan within the meaning of (S)4043 of ERISA and the regulations promulgated thereunder.

     Eurocurrency Reserve Rate.  For any day with respect to a Eurodollar Rate
     -------------------------
Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     Eurodollar Business Day.  Any day on which commercial banks are open for
     -----------------------
international business (including dealings in Dollar deposits) in

London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

     Eurodollar Lending Office.  Initially, the office of each Bank designated
     -------------------------
as such in Schedule 1 hereto; thereafter, such other office of such Bank, if
           -------- -
any, that shall be making or maintaining Eurodollar Rate Loans.

     Eurodollar Rate.  For any Interest Period with respect to a Eurodollar Rate
     ---------------
Loan, the rate of interest equal to (i) the average of the per annum rates (rounded upwards to the nearest 1/16 of one percent) at which the Loan and Collateral Agent's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

     Eurodollar Rate Loans.  Revolving Credit Loans bearing interest calculated
     ---------------------
by reference to the Eurodollar Rate.

     Event of Default.  See (S)13.1.
     ----------------

     Fee Letter.  The fee letter referred to in (S)5.1.
     ----------

     Fixed Charge Coverage Ratio.  See (S)10.3.
     ---------------------------

     generally accepted accounting principles.  (i) When used in (S)10, whether
     ----------------------------------------
directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (B) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     Guaranteed Pension Plan.  Any employee pension benefit plan within the
     -----------------------
meaning of (S)3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Hazardous Substances.  See (S)7.18(b).
     --------------------

     IBJ.  The Industrial Bank of Japan, Limited, Los Angeles Agency.
     ---

     IBJ Loan Documents.  The documents listed on Schedule 11.2(iii), in the
     ------------------                           ------------------
form delivered to the Banks on the Closing Date.

     Indebtedness.  As to any Person and whether recourse is secured by or is
     ------------
otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

          (i)    every obligation of such Person for money borrowed,

          (ii) every obligation of such Person evidenced by bonds, debentures, Revolving Credit Notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

          (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

          (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

          (v)    every obligation of such Person under any Capitalized Lease,

          (vi)   every obligation of such Person under any lease (a "synthetic
                                                                     ---------
     lease") treated as an operating lease under generally accepted accounting
     -----
     principles and as a loan or financing for U.S. income tax purposes,

          (vii) all sales by such Person of (A) accounts or general intangibles for money due or to become due, (B) chattel paper, instruments or documents creating or evidencing a right to payment of money or (C) other receivables (collectively "receivables"), whether pursuant to a purchase facility or
                    -----------
     otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

          (viii) every obligation of such Person (an "equity related purchase
                                                      -----------------------
     obligation") to purchase, redeem, retire or otherwise acquire for value any
     ----------
     shares of capital stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights,

          (ix) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract"),
                                                      -------------------

          (x) every obligation in respect of Indebtedness of any partnership or other entity to the extent that such Person is liable therefor as a result of such Person's ownership interest in such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

          (xi) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses
     (i) through (x) (the "primary obligation") of another Person (the "primary
                           ------------------                           -------
     obligor"), in any manner, whether directly or indirectly, and including,
     -------
     without limitation, any obligation of such Person (A) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (B) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (C) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

     The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (u) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (v) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (w) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrower or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (x) any synthetic lease shall be the stipulated loss value, termination value or other equivalent amount, (y) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred and (z) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price.

     Ineligible Securities.  Securities which may not be underwritten or dealt
     ---------------------
in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1993 (12 U.S.C. (S)24, Seventh), as amended.

     Interest Payment Date.  (i) As to any Base Rate Loan, the last day of the
     ---------------------
calendar month with respect to interest accrued during such calendar month, including, without limitation, the calendar month which includes the Drawdown Date of such Base Rate Loan; (ii) as to any Eurodollar Rate Loan in respect of which the Interest Period is (A) 3 months or less, the last day of such Interest Period and (B) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

     Interest Period.  With respect to each Revolving Credit Loan, (i)
     ---------------
initially, the period commencing on the Drawdown Date of such Revolving Credit Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request or as otherwise required by the terms of this Credit Agreement (A) for any Base Rate Loan, the last day of the calendar month; (B) for any Eurodollar Rate Loan, 1, 2, 3, or 6 months; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions
                                  --------
relating to Interest Periods are subject to the following:

          (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

          (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

          (c) if the Borrower shall fail to give notice as provided in (S)2.7, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

          (d) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

          (e) any Interest Period that would otherwise extend beyond the Revolving Credit Loan Maturity Date shall end on the Revolving Credit Loan Maturity Date.

     International Standby Practices.  With respect to any standby Letter of
     -------------------------------
Credit, International Standby Practices (ISP98) as promulgated by the Institute of International Banking Law & Practice, Inc., or any successor code of standby letter of credit practices among banks adopted by the Letter of Credit Agent in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

     In-Transit Inventory.  Raw materials owned by the Borrower or any of its
     --------------------
Subsidiaries (collectively, "inventory"), which otherwise qualifies as Eligible Inventory and (i) all title documents relating to which have been consigned (endorsed) to one of the Agents in a manner reasonably acceptable to the Agents,
(ii) one of the Agents or an Approved Customs Broker is in possession of all documents of title relating to such inventory and (iii) such inventory is insured in a manner reasonably acceptable to the Agents.

     Investments.  All expenditures made and all liabilities incurred
     -----------
(contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     Letter of Credit.  See (S)4.1.1.
     ----------------

     Letter of Credit Agent.  Bank of America National Trust and Savings
     ----------------------
Association.

     Letter of Credit Agent's Head Office.  The Letter of Credit Agent's head
     ------------------------------------
office located at 3650 14th Street, Riverside, California 92501, or at such other location as the Letter of Credit Agent may designate from time to time.

     Letter of Credit Application.  See (S)4.1.1.
     ----------------------------

     Letter of Credit Fee.  See (S)4.6.
     --------------------

     Letter of Credit Participation.  See (S)4.1.4.
     ------------------------------

     Leverage Ratio.  With respect to the Borrower and its Subsidiaries as of
     --------------
the last day of and for any period, the ratio of (a) Consolidated Funded Debt of the Borrower and its Subsidiaries for such period to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for such period.

     Loan and Collateral Agent.  BankBoston, N.A.
     -------------------------

     Loan and Collateral Agent's Head Office.  The Loan and Collateral
     ---------------------------------------

Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Loan and Collateral Agent may designate from time to time.

     Loan and Collateral Agent's Special Counsel.  Bingham Dana LLP or such
     -------------------------------------------
other counsel as may be approved by the Agents.

     Loan Documents.  This Credit Agreement, the Revolving Credit Notes, the
     --------------
Letter of Credit Applications, the Letters of Credit, the Fee Letter, any documents entered into by the Borrower in connection with Derivative Contracts with either of the Agents and the Security Documents.

     Loan Request.  See (S)2.6.
     ------------

     Local Accounts.  See (S)7.20.
     --------------

     Majority Banks.  As of any date, the Banks holding at least fifty one
     --------------
percent (51%) of the outstanding principal amount of the Revolving Credit Notes on such date; and if no such principal is outstanding, the Banks whose aggregate Commitments constitutes at least fifty one percent (51%) of the Total Commitment.

     Maximum Drawing Amount.  The maximum aggregate amount that the
     ----------------------
beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

     Multiemployer Plan.  Any multiemployer plan within the meaning of (S)3(37)
     ------------------
of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

     Net Book Value.  At the relevant time of reference thereto, the net book
     --------------
value of Eligible Inventory determined on a first-in first-out basis and at lower of cost or market. The "cost" of any Eligible Inventory shall be the lesser of (a) the calculated cost of purchases, as determined from invoices received by the Borrower or any of its Subsidiaries, or from the Borrower's or such Subsidiary's purchase journal or stock ledger (based upon the Borrower's accounting practices, disclosed to the Loan and Collateral Agent and in effect on the date hereof or, if hereafter modified, modified in accordance with generally accepted accounting principles and disclosed to the Loan and Collateral Agent prior to such modification) and (b) the lowest ticketed or promoted price at which such Eligible Inventory is offered to the public, after all mark-downs (whether or not such price is then reflected in the accounting system of the Borrower or such Subsidiary). "Cost" does not include inventory capitalization costs or, to the extent not yet paid for, other non-purchase price charges (such as freight) used in the Borrower's or such Subsidiary's calculation of the cost of goods sold.

     Obligations.  All indebtedness, obligations and liabilities of any of the
     -----------
Borrower and its Subsidiaries to any of the Banks and the Agents, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Revolving Credit Loans made or Reimbursement Obligations incurred or any of the Revolving Credit Notes, Letter of Credit Applications, Letters of Credit, or other instruments at any time evidencing any thereof.

     Operating Account.  See (S)2.6.2.
     -----------------

     outstanding.  With respect to the Revolving Credit Loans, the aggregate
     -----------
unpaid principal thereof as of any date of determination.

     PBGC.  The Pension Benefit Guaranty Corporation created by (S)4002 of ERISA
     ----
and any successor entity or entities having similar responsibilities.

     Perfection Certificates.  The Perfection Certificates as defined in the
     -----------------------
Security Agreements.

     Permitted IBJ Debt.  Indebtedness of the Borrower to IBJ as evidenced by
     ------------------
the IBJ Loan Documents existing on the date hereof.

     Permitted IBJ Liens.  Liens on the Borrower's Real Estate, machinery,
     -------------------
equipment and other assets pledged to secure the Permitted IBJ Debt.

     Permitted Liens.  Liens, security interests and other encumbrances
     ---------------
permitted by (S)9.2.

     Permitted Refinancing Indebtedness.  Indebtedness of the Borrower for
     ----------------------------------
borrowed money (i) which in the aggregate is not less than $150,000,000 or greater than $250,000,000 in principal amount, (ii) which is not secured by any assets of the Borrower or any of its Subsidiaries, (iii) which is not guaranteed by any Subsidiary of the Borrower, (iv) on substantially the terms set forth in
the [draft Offering Memorandum dated March   , 1999] delivered to the Agents on
the Closing Date or otherwise on terms and conditions which are satisfactory to the Agents and (v) the net proceeds of which are used, concurrently with the incurrence of such Indebtedness, to completely repay, and which refinances, the indebtedness of the Borrower to IBJ and DKB

Nederland.

     Person.  Any individual, corporation, partnership, trust, unincorporated
     ------
association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     RCRA.  See (S)7.18(a).
     ----

     Real Estate.  All real property at any time owned or leased (as lessee or
     -----------
sublessee) by the Borrower or any of its Subsidiaries.

     Record.  The grid attached to a Revolving Credit Note, or the continuation
     ------
of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Revolving Credit Loan referred to in such Revolving Credit Note.

     Register.  See (S)19.3.
     --------

     Reimbursement Obligation.  The Borrower's obligation to reimburse the
     ------------------------
Letter of Credit Agent and the Banks on account of any drawing under any Letter of Credit as provided in (S)4.2.

     Reserves.  As determined by the Loan and Collateral Agent, such amounts as
     --------
the Loan and Collateral Agent may from time to time reasonably establish and revise (a) to reflect events, conditions, contingencies or risks which (i) adversely affect either (A) any Collateral, the rights of the Loan and Collateral Agent or any of the Banks in any Collateral or its value or (B) the security interest and other rights of the Loan and Collateral Agent or any of the Banks in the Collateral (including the enforceability, perfection and priority thereof) or (ii) adversely affect in any material respect the assets (other than any Collateral) or business or financial condition of the Borrower or any of its Subsidiaries or (b) to reflect the reasonable belief of the Loan and Collateral Agent that any Borrowing Base Report or other collateral report or financial information furnished by or on behalf of the Borrower to the Loan and Collateral Agent or any of the Banks is or may have been incomplete, inaccurate or misleading in any material respect. Reserves may include, but are not limited to: rent, whether for personal or real property and whether or not a lessor's or landlord's waiver, in a form acceptable to the Loan and Collateral Agent, has been received by the Loan and Collateral Agent from such lessor or landlord; payables based upon past due normal trade terms; layaways and customer deposits; taxes and other governmental charges, whether ad valorem, personal or real property or otherwise and whether or not the tax claims therefor may have priority over the Loan and Collateral Agent's security interest in any of the Collateral; and any customs, duty, freight or other out-of-pocket costs or expenses required or advisable to "land" any Inventory the purchase of which is supported by a Letter of Credit.

     Revolving Credit Loan Maturity Date.  The earlier to occur of March 10,
     -----------------------------------
2004 or the date which is sixty (60) days prior to the maturity of the Permitted Refinancing Indebtedness.

     Revolving Credit Loans.  Revolving credit loans made or to be made by the
     ----------------------
Banks to the Borrower pursuant to (S)2.

     Revolving Credit Note Record.  A Record with respect to a Revolving Credit
     ----------------------------
Note.

     Revolving Credit Notes.  See (S)2.4.
     ----------------------

     SARA.  See (S)7.18(a).
     ----

     Section 20 Subsidiary.  A Subsidiary of the bank holding company
     ---------------------
controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

     Security Agreement.  The Security Agreement, dated or to be dated on or
     ------------------
prior to the Closing Date, between the Borrower and the Loan and Collateral Agent and in form and substance satisfactory to the Banks and the Agents.

     Security Documents.  The Security Agreement and all other instruments and
     ------------------
documents, including without limitation Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Document.

     Settlement.  The making  or receiving of payments, in immediately available
     ----------
funds, by the Banks, to the extent necessary to cause each Bank's actual share of the outstanding amount of Revolving Credit Loans (after giving effect to any Loan Request) to be equal to such Bank's Commitment Percentage of the outstanding amount of such Revolving Credit Loans (after giving effect to any Loan Request), in any case where, prior to such event or action, the actual share is not so equal.

     Settlement Amount.  See (S)2.10.1.
     -----------------

     Settlement Date.  (a) The Drawdown Date relating to any Loan Request, (b)
     ---------------
the Friday of each week, or if a Friday is not a Business Day, the Business Day immediately following such Friday, (c) at the option of the Agents, on any Business Day following a day on which the account officers of the Agents active upon the Borrower's account become aware of the existence of an Event of Default, (d) any Business Day on which the amount of Revolving Credit Loans outstanding from BKB plus BKB's Commitment Percentage of the sum of
                                  ----
the Maximum Drawing Amount and any Unpaid Reimbursement Obligations is equal to or greater than BKB's Commitment Percentage of the Total Commitment, (e) the Business Day immediately following any Business Day on which the amount of Revolving Credit Loans outstanding increases or decreases by more than $5,000,000 as compared to the previous Settlement Date, (f) any day on which any conversion of a Base Rate Loan to a Eurodollar Rate Loan occurs, or (g) any Business Day on which (i) the amount of outstanding Revolving Credit Loans decreases and (ii) the amount of the Loan and Collateral Agent's Revolving Credit Loans outstanding equals zero Dollars ($0).

     Settling Bank.  See (S)2.10.1.
     -------------

     Subsidiary.  Any corporation, association, trust, or other business entity
     ----------
of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

     Super-majority Banks.  As of any date, the Banks holding at least sixty-six
     --------------------
and seven-tenth percent (66.7%) of the outstanding principal amount of the Revolving Credit Notes on such date; and if no such principal is outstanding, the Banks whose aggregate Commitments constitutes at least sixty-six and seven-tenth percent (66.7%) of the Total Commitment.

     Total Commitment.  The sum of the Commitments of the Banks, as in effect
     ----------------
from time to time.

     Type.  As to any Revolving Credit Loan its nature as a Base Rate Loan or a
     ----
Eurodollar Rate Loan.

     Uniform Customs.  With respect to any Letter of Credit, the Uniform Customs
     ---------------
and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Letter of Credit Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

     Unpaid Reimbursement Obligation.  Any Reimbursement Obligation for which
     -------------------------------
the Borrower has not reimbursed the Letter of Credit Agent and the Banks on the date specified in, and in accordance with, (S)4.2.

     Voting Stock.  Stock or similar interests, of any class or classes (however
     ------------
designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

     1.2. RULES OF INTERPRETATION.
          -----------------------

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

          (f)  The words "include", "includes" and "including" are not limiting.

          (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

          (h) Reference to a particular "(S)" refers to that section of this Credit Agreement unless otherwise indicated.

          (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

          (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

          (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

          (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Agents and the Borrower and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against the Agents or any of the Banks merely on account of any Agent or any Bank's involvement in the preparation of such documents.

                      2.  THE REVOLVING CREDIT FACILITY.
                          -----------------------------

     2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in
          ------------------
this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time from the Closing Date up to but not including the Revolving Credit Loan Maturity Date upon notice by the Borrower to the Loan and Collateral Agent given in accordance with (S)2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment minus such Bank's Commitment
                                             -----
Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the sum of the outstanding amount of the Revolving
             --------
Credit Loans (after giving effect to all amounts requested) plus the Maximum
                                                            ----
Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the lesser of (i) the Total Commitment and (ii) the Borrowing Base. The Revolving Credit Loans shall be made pro rata in accordance with each Bank's
                                     --- ----
Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in (S)11 and (S)12, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and (S)12, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

     2.2.  COMMITMENT FEE. The Borrower agrees to pay to the Loan and Collateral
           --------------
Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee calculated at the rate equal to the Applicable Margin then in effect multiplied by the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Revolving Credit Loan Maturity Date by which the Total Commitment minus the sum of the
                                                        -----
Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter; provided, however, that notwithstanding the foregoing, the commitment fee shall
--------  -------
be calculated with an Applicable Margin of 0.50% if during any quarter the average daily Revolving Credit Loans outstanding plus the average Maximum Drawing Amount and all Unpaid Reimbursement Obligations during such quarter is less than (i) $50,000,000, if the average Total Commitment during such quarter is more than $100,000,000, and (ii) $40,000,000, if the average Total Commitment during such quarter is $100,000,000 or less. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Maturity Date or any earlier date on which the Commitments shall terminate.

     2.3.  REDUCTION OF TOTAL COMMITMENT. The Borrower shall have the right at
           ------------------------------
any time and from time to time upon five (5) Business Days prior written notice to the Loan and Collateral Agent to reduce by $1,000,000 or an integral multiple thereof or terminate entirely the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective
                           --- ----
Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this (S)2.3, the Loan and Collateral Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Loan and Collateral Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

     2.4.  THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be
           --------------------------
evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit B hereto (each a "Revolving Credit Note"), dated as of the Closing
   ------- -                 ---------------------
Date and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all

Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Revolving Credit Note Record shall be prima facie
                                                               ----- -----
evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

     2.5.  INTEREST ON REVOLVING CREDIT LOANS. Except as otherwise provided in
           ----------------------------------
(S)5.10,

          (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on, but excluding, the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate plus the Applicable Margin.
                   ----

          (b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on, but excluding, the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the
                                                                      ----
     Applicable Margin.

          (c) The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

     2.6.  REQUESTS FOR REVOLVING CREDIT LOANS.
           -----------------------------------

          2.6.1.  GENERAL. The Borrower shall give to the Loan and Collateral
                  -------
     Agent written notice in the form of Exhibit C hereto (or telephonic notice
                                         ------- -
     confirmed in a writing in the form of Exhibit C hereto) of each Revolving
                                           ------- -
     Credit Loan requested hereunder (a "Loan Request") no less than (i) two (2)
                                         ------------
     Business Days prior to the proposed Drawdown Date of any Base Rate Loan and
     (ii) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (A) the principal amount of the Revolving Credit Loan requested, (B) the proposed Drawdown Date of such Revolving Credit Loan, (C) the Interest Period for such Revolving Credit Loan and (D) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Loan and Collateral Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request for a Base Rate Loan shall be in a minimum aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof. Each Loan Request for a Eurodollar Loan shall be in a minimum aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

          2.6.2.  SWING LINE. Notwithstanding the notice and minimum amount
                  ----------
     requirements set forth in (S)2.6.1 but otherwise in accordance with the terms and conditions of this Credit Agreement, the Loan and Collateral Agent may, in its sole discretion and without conferring with the Banks, make Revolving Credit Loans to the Borrower (i) by entry of credits to the Borrower's operating account (the "Operating Account") with the Loan and
                                        -----------------
     Collateral Agent to cover checks or other charges which the Borrower has drawn or made against such account or (ii) in an amount as otherwise requested by the Borrower. The Borrower hereby requests and authorizes the Loan and Collateral Agent to make from time to time such Revolving Credit Loans by means of appropriate entries of such credits sufficient to cover checks and other charges then presented for payment from the Operating Account or as otherwise so requested. The Borrower acknowledges and agrees that the making of such Revolving Credit Loans shall, in each case, be subject in all respects to the provisions of this Credit Agreement as if they were Revolving Credit Loans covered by a Loan Request including, without limitation, the limitations set forth in (S)2.1 and the requirements that the applicable provisions of (S)11 (in the case of Revolving Credit Loans made on the Closing Date) and (S)12 be satisfied. All actions taken by the Loan and Collateral Agent pursuant to the provisions of this (S)2.6.2 shall be conclusive and binding on the Borrower and the Banks absent the Loan and Collateral Agent's gross negligence or willful misconduct. Revolving Credit Loans made pursuant to this (S)2.6.2 shall be Base Rate Loans until converted in accordance with the provisions of the Credit Agreement and, prior to a Settlement, such interest shall be for the account of the Loan and Collateral Agent.

          2.6.3  Temporary Suspension of Eurodollar Rate
                 ----------------------------------------

     Options. Notwithstanding (S)2.6.1, no Eurodollar Rate Loans shall be made,
     -------
     and no Base Rate Loans may be converted to Eurodollar Rate Loans, for a period (the "initial period") of seven (7) days following the Closing Date
                  --------------
     unless prior to the end of the initial period a satisfactory syndication has been completed. If, following the end of the initial period, no satisfactory syndication has been completed, no Interest Period for any Eurodollar Loan may have duration of more than one month, unless such Interest Period commences after the earlier to occur of the expiration of sixty (60) days following the end of the initial period and the completion of a satisfactory syndication.

     2.7. Conversion Options.
          ------------------

          2.7.1.  CONVERSION TO DIFFERENT TYPE OF REVOLVING CREDIT LOAN. The
                  -----------------------------------------------------
     Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (i)
                                                             --------
     with respect to any such conversion of a Revolving Credit Loan to a Base Rate Loan, the Borrower shall give the Loan and Collateral Agent at least two (2) Business Days prior written notice of such election; (ii) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Loan and Collateral Agent at least three
     (3) Eurodollar Business Days prior written notice of such election; (iii) with respect to any such conversion of a Eurodollar Rate Loan into a Revolving Credit Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto and (iv) no Revolving Credit Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing or if such conversion is not permitted by (S)2.6.3. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion to a Base Rate Loan shall be
             --------
     in an aggregate principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and that any partial conversion to a Eurodollar Loan shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

          2.7.2.  CONTINUATION OF TYPE OF REVOLVING CREDIT LOAN.  Any Revolving
                  ---------------------------------------------
     Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in
     (S)2.7.1; provided that no Eurodollar Rate Loan may be continued as such
               --------
     when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Loan and Collateral Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Loan and Collateral Agent shall notify the Banks promptly when any such automatic conversion contemplated by this (S)2.7 is scheduled to occur.

          2.7.3.  EURODOLLAR RATE LOANS. Any conversion to or from Eurodollar
                  ---------------------
     Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. In addition, no more than eight (8) Eurodollar Rate Loans shall be outstanding at any one time.

     2.8.  FUNDS FOR REVOLVING CREDIT LOAN.
           -------------------------------

          2.8.1. FUNDING PROCEDURES. Not later than 11:00 a.m. (Boston time) on
                 ------------------
     the proposed Drawdown Date of any Revolving Credit Loans, each of the Banks will make available to the Loan and Collateral Agent, at the Loan and Collateral Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by (S)(S)11 and 12 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Loan and Collateral Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Loan and Collateral Agent by the Banks. The failure or refusal of any Bank to make available to the Loan and Collateral Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment

     Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Loan and Collateral Agent the amount of such other Bank's Commitment Percentage of any requested Revolving Credit Loans.

          2.8.2.  ADVANCES BY THE LOAN AND COLLATERAL AGENT. The Loan and
                  -----------------------------------------
     Collateral Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Loan and Collateral Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Loan and Collateral Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Loan and Collateral Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Loan and Collateral Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause
     (iii) below, of the weighted average interest rate paid by the Loan and Collateral Agent for federal funds acquired by the Loan and Collateral Agent during each day included in such period, times (ii) the amount of
                                                    -----
     such Bank's Commitment Percentage of such Revolving Credit Loans, times
                                                                       -----
     (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Loan and Collateral Agent, and the denominator of which is 365. A statement of the Loan and Collateral Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the
                        ----- -----
     Loan and Collateral Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Revolving Credit Loans is not made available to the Loan and Collateral Agent by such Bank within three (3) Business Days following such Drawdown Date, the Loan and Collateral Agent, following written notice to the Borrower, shall be entitled to recover such amount from the Borrower within three (3) Business Days of delivery of such notice, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

     2.9.  CHANGE IN BORROWING BASE. The Borrowing Base shall be determined
           ------------------------
monthly (or at such other interval as may be specified pursuant to (S)8.4(f)) by the Loan and Collateral Agent by reference to the Borrowing

Base Report, commercial finance examination by the Loan and Collateral Agent and collateral audit reports and other information obtained by or provided to the Loan and Collateral Agent. The Loan and Collateral Agent shall give to the Borrower and the Letter of Credit Agent written notice of any change in the Borrowing Base determined by the Loan and Collateral Agent. In the case of a reduction in the lending formula with respect to Eligible Accounts Receivable or Eligible Inventory, such notice shall be effective 5 days after its receipt by the Borrower, and in the case of any change in the general criteria for Eligible Accounts Receivable or Eligible Inventory, such notice shall be effective upon its receipt by the Borrower. Prior to the time that such notice becomes effective the Borrowing Base shall be computed as it would have been computed in the absence of such notice.

     2.10.  SETTLEMENTS.
            -----------

          2.10.1.  GENERAL. On each Settlement Date, the Loan and Collateral
                   -------
     Agent shall, not later than 11:00 a.m. (Boston time), give telephonic or facsimile notice (i) to the Banks and the Borrower of the respective outstanding amount of Revolving Credit Loans made and/or received by the Loan and Collateral Agent on behalf of the Banks from the immediately preceding Settlement Date through the close of business on the prior day and the amount of any Eurodollar Rate Loans to be made (following the giving of notice pursuant to (S)2.6.1(ii)) on such date pursuant to a Loan Request and (ii) to the Banks of the amount (a "Settlement Amount") that
                                                     -----------------
     each Bank (a "Settling Bank") shall pay to effect a Settlement of any
                   -------------
     Revolving Credit Loan. A statement of the Loan and Collateral Agent submitted to the Banks and the Borrower or to the Banks with respect to any amounts owing under this (S)2.10 shall be prima facie evidence of the
                                               ----- -----
     amount due and owing. Each Settling Bank shall, not later than 3:00 p.m. (Boston time) on such Settlement Date, effect a wire transfer of immediately available funds to the Loan and Collateral Agent in the amount of the Settlement Amount for such Settling Bank. All funds advanced by any Bank as a Settling Bank pursuant to this (S)2.10 shall for all purposes be treated as a Revolving Credit Loan made by such Settling Bank to the Borrower and all funds received by any Bank pursuant to this (S)2.10 shall for all purposes be treated as repayment of amounts owed with respect to Revolving Credit Loans made by such Bank. In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which the Borrower is a debtor prevent a Settling Bank from making any Revolving Credit Loan to effect a Settlement as contemplated hereby, such Settling Bank will make such dispositions and arrangements with the other Banks with respect to such Revolving Credit Loans, either by way of purchase of participations, distribution, pro tanto assignment of claims, subrogation or otherwise as
                   --- -----
     shall result in each Bank's share of the outstanding Revolving Credit Loans being equal, as nearly as may be, to such Bank's Commitment Percentage of the outstanding amount of the Revolving Credit Loans.

          2.10.2.  FAILURE TO MAKE FUNDS AVAILABLE. The Loan and Collateral
                   -------------------------------
     Agent may, unless notified to the contrary by any Settling Bank prior to a Settlement Date, assume that such Settling Bank has made or will make available to the Loan and Collateral Agent on such Settlement Date the amount of such Settling Bank's Settlement Amount, and the Loan and Collateral Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Settling Bank makes available to the Loan and Collateral Agent such amount on a date after such Settlement Date, such Settling Bank shall pay to the Loan and Collateral Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Loan and Collateral Agent for federal funds acquired by the Loan and Collateral Agent during each day included in such period, times (ii) the amount of such Settlement Amount, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to the date on which the amount of such Settlement Amount shall become immediately available to the Loan and Collateral Agent, and the denominator of which is 360. A statement of the Loan and Collateral Agent submitted to such Settling Bank with respect to any amounts owing under this (S)2.10.2 shall be prima facie evidence of the amount due and owing to the Loan and
              ----- -----
     Collateral Agent by such Settling Bank. If such Settling Bank's Settlement Amount is not made available to the Loan and Collateral Agent by such Settling Bank within three (3) Business Days following such Settlement Date, the Loan and Collateral Agent, following prior written notice to the Borrower, shall be entitled to recover such amount from the Borrower within three (3) Business Days of delivery of such notice, with interest thereon at the rate per annum applicable to the Revolving Credit Loans as of such Settlement Date.

          2.10.3.  NO EFFECT ON OTHER BANKS. The failure or refusal of any
                   ------------------------
     Settling Bank to make available to the Loan and Collateral Agent at the aforesaid time and place on any Settlement Date the amount of such Settling Bank's Settlement Amount shall not (i) relieve any other

     Settling Bank from its several obligations hereunder to make available to the Loan and Collateral Agent the amount of such other Settling Bank's Settlement Amount or (ii) impose upon any Bank, other than the Settling Bank so failing or refusing, any liability with respect to such failure or refusal or otherwise increase the Commitment of such other Bank.

     3.  REPAYMENT OF THE REVOLVING CREDIT LOANS.
         ---------------------------------------

     3.1.  MATURITY. The Borrower promises to pay on the Revolving Credit Loan
           --------
Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

     3.2.  MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS. If at any time the
           ----------------------------------------------
sum of the outstanding amount of the Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the lesser of (i) the Total Commitment and (ii) the Borrowing Base, then the Borrower shall immediately pay the amount of such excess to the Loan and Collateral Agent for the respective accounts of the Banks for application: first, to any Unpaid Reimbursement Obligations; second, to the Revolving Credit Loans; and third, to provide to the Letter of Credit Agent cash collateral for Reimbursement Obligations as contemplated by (S)4.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

     3.3.  OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS. Subject to the
           ---------------------------------------------
provisions of (S)5.9, the Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium. The Borrower shall give the Loan and Collateral Agent, no later than 10:00 a.m., Boston time, at least three (3) Business Days prior written notice of any proposed prepayment pursuant to this
(S)3.3 of Base Rate Loans, and three (3) Eurodollar Business Days notice of any proposed prepayment pursuant to this (S)3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of $1,000,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment together with any amount due under (S)5.9 hereof and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                            4.  LETTERS OF CREDIT.
                                -----------------

     4.1.  LETTER OF CREDIT COMMITMENTS.
           ----------------------------

            4.1.1.  COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms
                    -------------------------------------
     and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Letter of Credit Agent's customary form (a "Letter of Credit Application"), the Letter of Credit Agent on behalf of
         ----------------------------
     the Banks and in reliance upon the agreement of the Banks set forth in
     (S)4.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may
                                         ----------------
     be requested from time to time by the Borrower and agreed to by the Letter of Credit Agent; provided, however, that, after giving effect to such
                      --------  -------
     request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $25,000,000.00 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit,
     (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Revolving Credit Loans outstanding shall not exceed the lesser of (A) the Total Commitment and (B) the Borrowing Base. Notwithstanding the foregoing, the Letter of Credit Agent shall have no obligation to issue any Letter of Credit to support or secure any Indebtedness of the Borrower or any of its Subsidiaries to the extent that such Indebtedness was incurred prior to the proposed issuance date of such Letter of Credit, unless in any such case the Borrower demonstrates to the satisfaction of the Letter of Credit Agent that (x) such prior incurred Indebtedness were then fully secured by a prior perfected and unavoidable security interest in collateral provided by the Borrower or such Subsidiary to the proposed beneficiary of such Letter of Credit or (y) such prior incurred Indebtedness were then secured or supported by a letter of credit issued for the account of the Borrower or such Subsidiary and the reimbursement obligation with respect to such letter of credit was fully secured by a prior perfected and unavoidable security interest in collateral provided to the issuer of such letter of credit by the Borrower or such Subsidiary. Letter of Credit Agent shall notify the Loan and Collateral Agent of the Maximum Drawing Amount and other terms of each proposed Letter of Credit at least two (2) Business Days prior to the issuance thereof. Upon the issuance of any Letter of Credit, the Letter of Credit Agent shall promptly furnish a copy thereof to the Loan and Collateral Agent.

           4.1.2.  LETTER OF CREDIT APPLICATIONS. Each Letter of Credit
                   -----------------------------
     Application shall be completed to the satisfaction of the Letter of Credit Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

           4.1.3.  TERMS OF LETTERS OF CREDIT. Each LeTter of Credit issued,
                   --------------------------
     extended or renewed hereunder shall, among other things, (i) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (ii) have an expiry date no later than the earlier of (a) one (1) year from the date of issuance and (b) the date which is thirty (30) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45)
     days) prior to the Revolving Credit Loan Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to either the Uniform Customs or the International Standby Practices.

           4.1.4.  REIMBURSEMENT OBLIGATIONS OF BANKS. Each Bank severally
                   ----------------------------------
     agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Letter of Credit Agent on demand for the amount of each draft paid by the Letter of Credit Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to
     (S)4.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

           4.1.5.  PARTICIPATIONS OF BANKS. Each such payment made by a Bank
                   -----------------------
     shall be treated as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation under (S)4.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to (S)4.2.

     4.2.  REIMBURSEMENT OBLIGATION OF THE BORROWER. In order to
           ----------------------------------------
induce the Letter of Credit Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrower hereby agrees to reimburse or pay to the Letter of Credit Agent, for the account of the Letter of Credit Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Letter of Credit Agent hereunder,

           (a) except as otherwise expressly provided in (S)4.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Letter of Credit Agent, or the Letter of Credit Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Letter of Credit Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Letter of Credit Agent or any Bank in connection with any payment made by the Letter of Credit Agent or any Bank under, or with respect to, such Letter of Credit,

           (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Letter of Credit Agent for the benefit of the Banks and the Letter of Credit Agent as cash collateral for all Reimbursement Obligations, and

           (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with (S)13, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Letter of Credit Agent for the benefit of the Banks and the Letter of Credit Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Letter of Credit Agent at the Letter of Credit Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this (S)4.2 at any time from the date such amounts become due and payable (whether as stated in this (S)4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Letter of Credit Agent on demand at the rate specified in (S)5.10 for overdue principal on the Revolving Credit Loans.

     4.3.  LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other
           -------------------------
demand for payment shall be made under any Letter of Credit, the Letter of Credit Agent shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Letter of Credit Agent as provided in (S)4.2 on or before the date that such draft is paid or other payment is made by the Letter of Credit Agent, the Letter of Credit Agent may at any time thereafter notify the Loan and Collateral Agent, who will promptly notify the Banks of their respective Commitment Percentage of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Letter of Credit Agent, at the Letter of Credit Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (ii) below, of the weighted average interest rate for federal funds during each day included in such period, times (iii) the amount equal to such Bank's Commitment Percentage
             -----
of such Unpaid Reimbursement Obligation, times (iii) a fraction, the numerator
                                         -----
of which is the number of days that elapse from and including the date the Letter of Credit Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Letter of Credit Agent, and the denominator of which is 360. The responsibility of the Letter of Credit Agent to the Borrower and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

     4.4.  OBLIGATIONS ABSOLUTE. The Borrower's obligations under this (S)4
           --------------------
shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Letter of Credit Agent, any Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Letter of Credit Agent and the Banks that the Letter of Credit Agent and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under (S)4.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Letter of Credit Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Letter of Credit Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Letter of Credit Agent or any Bank to the Borrower.

     4.5.  RELIANCE BY ISSUER. To the extent not inconsistent with (S)4.4, the
           ------------------
Letter of Credit Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Letter of Credit Agent. The Letter of Credit Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Letter of Credit Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

     4.6.  LETTER OF CREDIT FEE. The Borrower shall, on the date of issuance or
           --------------------
any extension or renewal of any Letter of Credit pay a fee (in each case, a "Letter of Credit Fee") to the Letter of Credit Agent (i) in respect of each
 --------------------
standby Letter of Credit an amount equal to (a) Applicable Margin for Eurodollar Rate Loans then in effect of the face amount of such standby Letter of Credit which shall be for the accounts of the Banks in accordance with their respective Commitment Percentages, plus (b) one quarter of one percent (0.25%) per annum of
                        ----
the face amount of such standby Letter of Credit as a fronting fee for the account of the Letter of Credit Agent, and (ii) in respect of each documentary Letter of Credit an amount equal to (a) Applicable Margin for Eurodollar Rate Loans then in effect, minus 0.50% of the face amount of such documentary Letter
                      -----
of Credit which shall be for the accounts of the Banks in accordance with their respective Commitment Percentages, plus (b) one quarter of one percent (0.25%)
                                   ----
per annum of the face amount of such documentary Letter of Credit as a fronting fee for the account of the Letter of Credit Agent. In respect of each Letter of Credit, the Borrower shall also pay to the Letter of Credit Agent for the Letter of Credit Agent's own account, at such other time or times as such charges are customarily made by the Letter of Credit Agent, the Letter of Credit Agent's customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.

                       5.   CERTAIN GENERAL PROVISIONS.
                            --------------------------

     5.1.  FEES PAYABLE AT CLOSING. The Borrower agrees to pay all fees referred
           -----------------------
to in a separate fee letter entered on or prior to the Closing Date among the Borrower and the Agents which are payable on the Closing Date in accordance with the terms of such fee letter.

     5.2.  FUNDS FOR PAYMENTS.
           ------------------

            5.2.1.  PAYMENTS TO AGENTS. All payments of principal, interest,
                    ------------------
     Reimbursement Obligations, commitment fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Loan and Collateral Agent or the Letter of Credit Agent, as the case may be, for the respective accounts of the Banks and the Agents, at the Loan and Collateral Agent's Head Office or the Letter of Credit Agent's Head Office, as the case may be, or at such other location that such Agent may from time to time designate, in each case in immediately available funds.

            5.2.2.  NO OFFSET, ETC. All payments by the Borrower hereunder and
                    --------------
     under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Loan and Collateral Agent or the Letter of Credit Agent, as the case may be, for the account of the Banks or (as the case may be) the Agents, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agents to receive the same net amount which the Banks or the Agents would have received on such due date had no such obligation been imposed upon the Borrower. The

     Borrower will deliver promptly to the Agents certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

           5.2.3.  WITHHOLDING  Each Bank that is a party to this Credit
                   -----------
     Agreement and that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Loan and Collateral Agent, on or prior to the Closing Date, or, in the case of a Bank which becomes a Bank pursuant to an Assignment and Acceptance, on the date which such Assignment and Acceptance becomes effective, a copy of United States Internal Revenue Service form 1001 or 4224 (or other applicable form prescribed by the United States Internal Revenue Service), in each case certifying that such Bank is entitled to receive payments under this Credit Agreement without deduction or withholding of any United States federal income taxes.

     5.3.  COMPUTATIONS.  All computations of interest on the Revolving Credit
           ------------
Loans and of commitment fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Revolving Credit Loans as reflected on the Revolving Credit Note Records from time to time shall constitute prima facie evidence of such outstanding amount.

     5.4.  INABILITY TO DETERMINE EURODOLLAR RATE.  In the event, prior to the
           --------------------------------------
commencement of any Interest Period relating to any Eurodollar Rate Loan, the Loan and Collateral Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Loan and Collateral Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (i) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (ii) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and
(iii) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Loan and Collateral Agent or the Majority Banks determine that the circumstances giving rise to such suspension no longer exist, whereupon the Loan and Collateral Agent or, as the case may be, the Loan and Collateral Agent upon the instruction of the Majority Banks, shall so notify the Borrower and the Banks.

     5.5.  ILLEGALITY. Notwithstanding any other provisions herein, if any
           ----------
present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (i) the commitment of such Bank to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (ii) such Bank's Revolving Credit Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Loan and Collateral Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this (S)5.5, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

     5.6.  ADDITIONAL COSTS, ETC. If any present or future applicable law, which
           ---------------------
expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

            (a) subject any Bank or Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or Agent), or

            (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Revolving Credit Loans or any other amounts payable to any Bank or Agent under this Credit Agreement or any of the other Loan Documents, or

          (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

          (d) impose on any Bank or Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Revolving Credit Loans, such Bank's Commitment, or any class of loans, letters of credit or commitments of which any of the Revolving Credit Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is

              (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Revolving Credit Loans or such Bank's Commitment or any Letter of Credit, or

              (ii) to reduce the amount of principal, interest, Reimbursement Obligation or other amount payable to such Bank or Agent hereunder on account of such Bank's Commitment, any Letter of Credit or any of the Revolving Credit Loans, or

              (iii) to require such Bank or Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or Agent from the Borrower hereunder, then, and in each such case, the Borrower will, following delivery to the Borrower of a certificate in accordance with (S)5.8 hereof, pay to such Bank or such Agent such additional amounts as will be sufficient to compensate such Bank or Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum to the extent accrued after the delivery of such notice or during a period of not more than ninety
(90) days prior to the delivery of such notice.

     5.7.  CAPITAL ADEQUACY.  If after the date hereof any Bank or Agent
           ----------------
determines that (i) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (ii) compliance by such Bank or Agent or any corporation controlling such Bank or Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or Agent's commitment with respect to any Revolving Credit Loans to a level below that which such Bank or Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) Agent to be material, then such Bank or such Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower agrees to pay such Bank or (as the case may be) such Agent for the amount of such reduction in the return on capital with respect to a period after the delivery of such certificate specified in (S)5.8 or up to ninety (90) days prior to the deliver of such certificate. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

     5.8.  CERTIFICATE.  A certificate setting forth any additional amounts
           -----------
payable pursuant to (S)(S)5.6 or 5.7 and a reasonably detailed explanation of such amounts which are due, submitted by any Bank or Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

     5.9.  INDEMNITY. The Borrower agrees to indemnify each Bank and to hold
           ---------
each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (i) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (ii) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with (S)2.6 or (S)2.7 or (iii) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

     5.10.  INTEREST AFTER DEFAULT.  During the continuance of a Default or an
            ----------------------
Event of Default, the principal and (to the extent permitted by applicable law) any overdue interest, of the Revolving Credit Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest at a rate per annum equal to (i) in the case of principal of the Revolving Credit Loans, two percent (2%) above the rate of interest otherwise applicable to such Revolving Credit Loans pursuant to (S)2.5 until such Default or Event of Default has been cured or remedied or such Default or Event of Default has been waived by the Majority Banks pursuant to (S)26, and (ii) in the case of overdue interest or other amounts, the rate per annum equal to two percent (2%) above the Base Rate compounded monthly and payable on demand until such amount shall be paid in full (after as well as before judgment).

     5.11.  REPLACEMENT OF BANK.
            -------------------

            (a) In the event that any Bank makes a demand for payment under
     (S)5.6 or (S)5.7, the Borrower may within one hundred twenty (120) days of such demand, if no Event of Default or Default then exists, (i) reduce the Total Commitment, in the full amount of such Bank's Commitment and repay such Bank in full or (ii) replace such Bank with an Eligible Assignee in accordance with (S)19.1 (including execution of an appropriate Assignment and Acceptance Agreement). If the Borrower accomplishes the replacement or repayment of such Bank within 120 days following the demand, the Borrower shall only owe any such Banks amounts under (S)5.5, (S)5.6 or (S)5.7, as applicable, hereof through the date of replacement or repayment. If the Borrower does not accomplish either replacement or repayment of such Bank within such 120 days, the Borrower shall owe such Bank in accordance with the terms of any written agreement reached between Bank and the Borrower, and, if no such agreement has been reach, the Borrower shall owe such Bank in accordance with the terms and provisions of (S)5.5, (S)5.6 or (S)5.7, as applicable. If the Total Commitment is reduced by the Borrower pursuant to this (S)5.11(a), the Borrower and the Banks agree that the Commitment Percentages of each Bank will be automatically ratably adjusted to reflect such reduction of the Total Commitment.

            (b) If (i) there exists no Default or Event of Default on any such date and no Default or Event of Default shall be caused by the action permitted below and (ii) any Bank refuses to consent to any amendment, waiver or consent to any provision hereof or in any Loan Document in accordance with the terms of (S)26 (other than an amendment to increase the Commitment of such Bank), but to which each other Bank has previously agreed, then, the Borrower may, with the prior written consent of the Loan and Collateral Agent, within 90 days after the date of such consent, amendment or waiver, replace such Bank in whole with another Eligible Assignee, pursuant to an Assignment and Acceptance Agreement and otherwise in accordance with the terms of (S)19.

     5.12.  LEGAL IMPEDIMENT.  No Bank shall be obligated to make any Revolving
            ----------------
Credit Loan, and the Letter of Credit Agent shall not be obligated to issue, extend or renew any Letter of Credit, if any change has occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of such Bank would make it illegal for such Bank to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Letter of Credit Agent would make it illegal for the Letter of Credit Agent to issue, extend or renew such Letter of Credit.

                           6.  COLLATERAL SECURITY.
                               -------------------

     The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the Borrower's and its Subsidiaries (other than CSIFSC) assets, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party, other than (a) any now owned or after acquired (i) Real Estate, (ii) equipment in any of its forms (including
(A) all furniture, furnishings, trade fixtures, machinery and appliances; (B) all production, manufacturing, distribution, selling, data-processing, computer and office equipment; (C) all tools, tooling, molds and dies; (D) all sales literature, promotional literature, processes, practices, techniques, procedures, trade secrets, know-how and other information data, including designs, drawings, compilations of data, specifications, assembly procedures, software and firmware, in each case, in the form of equipment (all the items described in this clause (D) collectively, the "Proprietary Works") and (E) all
                                                -----------------
physical representations of or media containing Proprietary Works or other information, including notebooks, drawings, diagrams, plans, manuals, computer peripherals, hardware, firmware, software, data-storage tapes, disks, diskettes and other computerized information, but only to the extent that such representations or media relate to equipment), and all accessions and additions thereto, parts and appurtenances thereof, substitutions therefor and replacements thereof, (b) any proceeds of any or all of the items referred to in clause (a) above (including proceeds that constitute property of any type described in clause (a) above), including (i) all payments under insurance, or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the property described in clause (a) above and (ii) cash proceeds thereof and (c) the interest of the Borrower in the capital stock of CST.

                      7.  REPRESENTATIONS AND WARRANTIES.
                          ------------------------------

     The Borrower represents and warrants to the Banks and the Agents as follows:

     7.1.  CORPORATE AUTHORITY.
           -------------------

           7.1.1.  INCORPORATION; GOOD STANDING.  Each of the Borrower and its
                   ----------------------------
     Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary.

          7.1.2.  AUTHORIZATION.  The execution, delivery and performance of
                  -------------
     this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (i) are within the corporate authority of such Person, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries, (iv) do not conflict with any provision of the corporate charter or bylaws of the Borrower or any of its Subsidiaries and (v) do not materially conflict with any provision of any agreement or other instrument binding upon the Borrower or any of its Subsidiaries.

          7.1.3.  ENFORCEABILITY.  The execution and delivery of this Credit
                  --------------
     Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     7.2.  GOVERNMENTAL APPROVALS.  The execution, delivery and performance by
           ----------------------
the Borrower and any of its Subsidiaries of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of Uniform Commercial Code financing statements.

     7.3.  TITLE TO PROPERTIES; LEASES. Except as indicated on Schedule 7.3
           ---------------------------                         ------------
hereto, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

     7.4.  FINANCIAL STATEMENTS AND PROJECTIONS.
           ------------------------------------

            7.4.1.  FISCAL YEAR. The Borrower and each of its Subsidiaries has a
                    -----------
     fiscal year which is the twelve months ending on December 31 of each calendar year.

            7.4.2.  FINANCIAL STATEMENTS.  There has been furnished to each of
                    --------------------
     the Banks a consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of the Borrower and its Subsidiaries for the fiscal year then ended, certified by KPMG Peat Marwick LLP. Such balance sheet and statement of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheet and the notes related thereto.

           7.4.3.  PROJECTIONS. The projections of the annual operating budgets
                   -----------
     of the Borrower and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the 1999 to 2003 fiscal years, copies of which have been delivered to each Bank, disclose all assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the knowledge of the Borrower or any of its Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrower and its Subsidiaries of the results of operations and other information projected therein.

     7.5.  NO MATERIAL CHANGES, ETC.  Except as set forth in Schedule 7.5
           ------------------------                          ------------
hereto, since the Balance Sheet Date, (i) there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower or any of its Subsidiaries and (ii) the Borrower has not made any Distribution.

     7.6.  FRANCHISES, PATENTS, COPYRIGHTS, ETC.  Each of the Borrower and its
           ------------------------------------
Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

     7.7.  LITIGATION.  Except as set forth in Schedule 7.7 hereto, there are no
           ----------                          ------------
actions, suits, proceedings or investigations of any kind pending or, to the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board as to which there is a reasonable possibility of adverse determination and that, if adversely determined, could reasonably be expected, either in any case or in the aggregate, to materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries or materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

     7.8.  NO MATERIALLY ADVERSE CONTRACTS, ETC.  Neither the Borrower nor any
           ------------------------------------
of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or could reasonably be expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower or any of its Subsidiaries.

     7.9.  COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC.  Neither the Borrower
           --------------------------------------------
nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its material properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could reasonably be expected to result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower or any of its Subsidiaries.

     7.10. TAX STATUS.  The Borrower and its Subsidiaries (i) have made or filed
           ----------
all federal and material state income and all other material tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (ii) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (iii) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim. The Borrowing Base Report most recently delivered to the Loan and Collateral Agent sets forth the amount of reserves established by the Borrower and each of its Subsidiaries to cover the Borrower's or such Subsidiary's sales or use tax obligations in each jurisdiction where the Borrower or such Subsidiary is required to pay such taxes. Such reserves are adequate for the payment of all of such obligations.

     7.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

     7.12.  HOLDING COMPANY AND INVESTMENT COMPANY ACTS.  Neither the Borrower
            -------------------------------------------
nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

     7.13.  ABSENCE OF FINANCING STATEMENTS, ETC.  Except with respect to
            ------------------------------------
Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or any of its Subsidiaries or any rights relating thereto.

     7.14.  PERFECTION OF SECURITY INTEREST.  All filings, assignments, pledges
            -------------------------------
and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable in the reasonable opinion of the Borrower's counsel, under applicable law, to establish and perfect the Loan and Collateral Agent's security interest in the Collateral. The Collateral and the Loan and Collateral Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

     7.15.  CERTAIN TRANSACTIONS.  None of the officers, directors, or employees
            --------------------
of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     7.16.  EMPLOYEE BENEFIT PLANS.
            ----------------------

            7.16.1.  IN GENERAL.  Each Employee Benefit Plan and each
                     ----------

     Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code. The Borrower has heretofore delivered to the Loan and Collateral Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under (S)103(d) of ERISA, with respect to each Guaranteed Pension Plan.

          7.16.2.  TERMINABILITY OF WELFARE PLANS.  No Employee Benefit Plan,
                   ------------------------------
     which is an employee welfare benefit plan within the meaning of (S)3(1) or
     (S)3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws. The Borrower may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower without liability to any Person other than for claims arising prior to termination.

          7.16.3.  GUARANTEED PENSION PLANS.  Each contribution required to be
                   ------------------------
     made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of (S)302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to (S)307 of ERISA or (S)401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of 30 days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of (S)4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities by more than

     $1,000,000.

            7.16.4.  MULTIEMPLOYER PLANS.  Neither the Borrower nor any ERISA
                     -------------------
     Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under (S)4201 of ERISA or as a result of a sale of assets described in (S)4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of
     (S)4241 or (S)4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under (S)4041A of ERISA.

     7.17.  USE OF PROCEEDS.
            ---------------

            7.17.1.  GENERAL. The proceeds of the Revolving Credit Loans shall
                     -------
     be used solely to refinance certain indebtedness of the Borrower to DKB and for working capital and general corporate purposes. The Borrower will obtain Letters of Credit solely for working capital purposes and as security for capital expenditures; provided, however, the Borrower shall not obtain Letters of Credit to support workers compensation obligations.

            7.17.2.  REGULATIONS U AND X.  No portion of any Revolving Credit
                     -------------------
     Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

            7.17.3.  INELIGIBLE SECURITIES.  No portion of the proceeds of any
                     ---------------------
     Revolving Credit Loans is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of (a) knowingly purchasing, or providing credit support for the purchase of, Ineligible Securities from a
     Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (b) knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period, any Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (c) making, or providing credit support for the making of, payments of principal or interest on Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary and issued by or for the benefit of the Borrower or any Subsidiary or other Affiliate of the Borrower.

     7.18. ENVIRONMENTAL COMPLIANCE. The Borrower has taken all steps required
           ------------------------
by applicable law to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such investigation, has determined that:

           (a) except as set forth on Schedule 7.18, none of the Borrower, its
                                      -------- ----
     Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response,
                    ----
     Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund
                                                         ------
     Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean
                                                  ----
     Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"),
                                                        ------------------
     which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower or any of its Subsidiaries;

           (b) except as set forth on Schedule 7.18, neither the Borrower nor
                                      -------- ----
     any of its Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA
                         ---
     with respect to a site listed on the National Priorities List, 40 C.F.R.
     Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C.
     (S)6903(5), any hazardous substances as defined by 42 U.S.C. (S)9601(14), any pollutant or contaminant as defined by 42 U.S.C. (S)9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances")
                                                      --------------------
     which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

          (c) except as set forth on Schedule 7.18 attached hereto, to the best
                                     -------- ----
     of the Borrower's knowledge: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate, which would have a material adverse effect on the value of the Real Estate or the business of the Borrower or any of its Subsidiaries; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws which would have a material adverse effect on the value of the Real Estate or the business of the Borrower or any of its Subsidiaries; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower or its Subsidiaries, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment;
     (iv) there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are operating in compliance with such permits and applicable Environmental Laws, and any violation of the foregoing would not have a material adverse effect on the value of any of the Real Estate or the business of the Borrower or any of its Subsidiaries; and

          (d) none of the Borrower and its Subsidiaries or any of the Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby.

     7.19.  SUBSIDIARIES, ETC. Schedule 7.19 sets forth the only Subsidiaries
            -----------------  -------- ----
of the Borrower.  Except as set forth on Schedule 7.19 hereto, neither the
                                         -------- ----
Borrower nor any Subsidiary of the Borrower is engaged in any joint venture or partnership with any other Person.

     7.20.  BANK ACCOUNTS. Schedule 7.20 sets forth the account numbers and
            -------------  -------- ----
location of all bank accounts of the Borrower or any of its Subsidiaries (the "Local Accounts").

     7.21.  Year 2000 Problem. The Borrower and its Subsidiaries have reviewed
            -----------------
the areas within their businesses and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (i.e. the risk that computer applications used by the Borrower or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based upon such review, the Borrower reasonably believes that the "Year 2000 Problem" will not have any materially adverse effect on the business or financial condition of the Borrower or any of its Subsidiaries.

     7.22.  DISCLOSURE. None of this Credit Agreement or any of the other Loan
            ----------
Documents contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower or any of its Subsidiaries in the case of any document or information not furnished by it or any of its Subsidiaries) necessary in order to make the statements herein or therein not misleading. There is no fact known to the Borrower or any of its Subsidiaries which materially adversely affects, or which is reasonably likely in the future to materially adversely affect, the business, assets, financial condition or prospects of the Borrower or any of its Subsidiaries, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

                  8.  AFFIRMATIVE COVENANTS OF THE BORROWER.
                      -------------------------------------

     The Borrower covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Revolving Credit Loans or the Letter of Credit Agent has any obligation to issue, extend or renew any Letters of
Credit:

     8.1.  PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause
           ----------------
to be paid the principal and interest on the Revolving Credit Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, the Loan and Collateral Agent's fee, Letter of Credit Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

     8.2.  MAINTENANCE OF OFFICE. The Borrower will maintain its chief
           ---------------------
executive office in 14000 San Bernardino Ave., Fontana, CA 92335, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Loan and Collateral Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

     8.3.  RECORDS AND ACCOUNTS. The Borrower will (i) keep, and cause each of
           --------------------
its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles, (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (iii) at all times engage KPMG Peat Marwick LLP or another "big five" certified public accountants (including any successors thereto) or other independent certified public accountants satisfactory to the Agents, as the independent certified public accountants of the Borrower and its Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Borrower and its Subsidiaries and the appointment in such capacity of a successor firm.

     8.4.  FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will
           --------------------------------------------------
deliver to each of the Banks:

           (a) as soon as practicable, but in any event not later than ninety
     (90) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries and the consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification by KPMG Peat Marwick LLP or by another "big five" certified public accountants (including any successors thereto) or by other independent certified public accountants satisfactory to the Agents, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Banks for failure
     --------
     to obtain knowledge of any Default or Event of Default;

          (b) as soon as practicable, but in any event not later than thirty
     (30) days after the end of each of the fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries and the unaudited consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

          (c) as soon as practicable, but in any event within thirty (30) days after the end of each month in each fiscal year of the Borrower, unaudited monthly consolidated financial statements of the Borrower and its Subsidiaries for such month and unaudited monthly consolidating financial statements of the Borrower and its Subsidiaries for such month, each prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial condition of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

          (d) simultaneously with the delivery of the financial statements referred to in subsections (a), (b) and (c) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of Exhibit D hereto (the "Compliance Certificate")
                               ------- -              ----------------------
     and setting forth in reasonable detail computations evidencing compliance with the covenants contained in (S)10 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

          (e) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower;

          (f) within ten (10) days after the end of each calendar month or at such earlier time as the Loan and Collateral Agent may reasonably request, a Borrowing Base Report setting forth the Borrowing Base as at the end of such calendar month or other date so requested by the Loan and Collateral Agent;

          (g) within ten (10) days after the end of each calendar month, an Accounts Receivable aging report;

          (h) from time to time, not to exceed once per calendar year, upon request of either Agent, projections of the Borrower and its Subsidiaries updating those projections delivered to the Banks and referred to in
     (S)7.4.2 or, if applicable, updating any later such projections delivered in response to a request pursuant to this (S)8.4(h); and

          (i) from time to time such other financial data and information (including accountants' management letters) as any Agent or any Bank may reasonably request.

     8.5. NOTICES.
          -------

          8.5.1.  DEFAULTS. The Borrower will promptly notify each of the Agents
                  --------
     in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith give written notice thereof to each of the Agents, describing the notice or action and the nature of the claimed default.

          8.5.2.  ENVIRONMENTAL EVENTS. The Borrower will promptly give notice
                  --------------------
     to each of the Agents and each of the Banks (i) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or any of its Subsidiaries, or the Loan and Collateral Agent's security interests pursuant to the Security Documents.

          8.5.3.  NOTIFICATION OF CLAIM AGAINST COLLATERAL. The Borrower will,
                  ----------------------------------------

     immediately upon becoming aware thereof, notify each of the Agents and each of the Banks in writing of any setoff, claims, withholdings or other defenses to which any of the Collateral, or the Loan and Collateral Agent's rights with respect to the Collateral, are subject.

          8.5.4.  NOTICE OF LITIGATION AND JUDGMENTS. The Borrower will, and
                  ----------------------------------
     will cause each of its Subsidiaries to, give notice to each of the Agents and each of the Banks in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower or any of its Subsidiaries and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to each of the Agents, in writing, in form and detail satisfactory to each of the Agents, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $250,000.

          8.5.5.  NOTICES CONCERNING INVENTORY COLLATERAL. The Borrower shall
                  ---------------------------------------
     provide to the Loan and Collateral Agent prompt notice of (i) any physical count of the Borrower's or any of its Subsidiaries' inventory, together with a copy of the results thereof certified by the Borrower or such Subsidiary, (ii) any determination by the Borrower or any of its Subsidiaries that the inventory levels of the Borrower or such Subsidiary are not adequate to meet the sales projections of the Borrower or such Subsidiary, and (iii) any failure of the Borrower or any of its Subsidiaries to pay rent at any location, which failure continues for more than three days following the day on which such rent is due and payable by the Borrower or such Subsidiary.

     8.6.  Corporate Existence; Maintenance of Properties. The Borrower will
           ----------------------------------------------
do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries and will not, and will not cause or permit any of its Subsidiaries to, convert to a limited liability company. It (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment,
(ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that
                                                            --------
nothing in this (S)8.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its assets or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis.

     8.7.  Insurance. The Borrower will, and will cause each of its Subsidiaries
           ---------
to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreements.

     8.8.  TAXES. The Borrower will, and will cause each of its Subsidiaries
           -----
to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge,
                                 --------
levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower and each Subsidiary of the
             -------- -------
Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

     8.9.  INSPECTION OF PROPERTIES AND BOOKS, ETC.
           ---------------------------------------

           8.9.1.  GENERAL. The Borrower shall permit the Banks, through the
                   -------
     Agents or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as any Agent or Bank may reasonably request. The Loan and Collateral Agent may, at the Borrower's expense, participate in or observe any physical count of inventory included in the Collateral.

          8.9.2.  COLLATERAL REPORTS. No more frequently than three times
                  ------------------
     during each calendar year, or more frequently as determined by the Agents if an Event of Default shall have occurred and be continuing, upon the request of the Agents, the Borrower will obtain and deliver to the Agents, or, if the Agents so elects, will cooperate with the Agents in the Agent's obtaining, a report of an independent collateral auditor satisfactory to the Agents (which may be affiliated with one of the Banks) with respect to the Accounts Receivable and inventory components included in the Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Report most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the Accounts Receivable (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Borrower or its applicable Subsidiary) and inventory (including verification as to the value, location and respective types). All such collateral value reports shall be conducted and made at the expense of the Borrower.

          8.9.3.  APPRAISALS. If an Event of Default shall have occurred and be
                  ----------
     continuing, upon the request of the Agents, the Borrower will obtain and deliver to the Agents appraisal reports in form and substance and from appraisers satisfactory to the Agents, stating the then current business value of each of the Borrower and its Subsidiaries. All such appraisals shall be conducted and made at the expense of the Borrower.

          8.9.4.  COMMUNICATIONS WITH ACCOUNTANTS. The Borrower authorizes the
                  -------------------------------
     Agents and, if accompanied by the Agents, the Banks to communicate directly with the Borrower's independent certified public accountants and authorizes such accountants to disclose to the Agents and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower or any of its Subsidiaries. At the request of the Agents, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this (S)8.9.4.

     8.10.  COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The
            ------------------------------------------------------
Borrower will, and will cause each of its Subsidiaries to, comply with (i) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, except where the failure to so comply would not be expected to have a materially adverse effect upon the business, assets or financial conditions of the Borrower and its Subsidiaries on a consolidated basis, (ii) the provisions of its charter documents and by-laws, (iii) all agreements and instruments by which it or any of its properties may be bound, except where the failure to so comply could not reasonably be expected to have a materially adverse effect upon the business, assets or financial conditions of the Borrower and its Subsidiaries on a consolidated basis, and (iv) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower or such Subsidiary is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agents and the Banks with evidence thereof.

     8.11.  EMPLOYEE BENEFIT PLANS. The Borrower will (i) promptly upon request
            ----------------------
of the Loan and Collateral Agent, furnish to the Loan and Collateral Agent a copy of the most recent actuarial statement required to be submitted under
(S)103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Loan and Collateral Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under (S)(S)302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under (S)(S)4041A, 4202, 4219, 4242, or 4245 of

ERISA.

     8.12.  USE OF PROCEEDS. The Borrower will use the proceeds of the Revolving
            ---------------
Credit Loans and will obtain Letters of Credit solely for the purposes set forth in (S)7.17.1.

     8.13.  BANK ACCOUNTS.
            -------------

            8.13.1.  GENERAL. On or prior to the Closing Date, the Borrower
                     -------
     will, and will cause each of its Subsidiaries other than CSIFSC to, (i) establish a depository account (the "BKB Concentration Account") under the
                                          -------------------------
     control of the Loan and Collateral Agent for the benefit of the Banks and the Agents, in the name of the Borrower, (ii) cause all financial institutions at which the Local Accounts are maintained to entered into agency account agreements and, if applicable, lock box agreements (collectively, "Agency Account Agreements") in form and substance
                     -------------------------
     satisfactory to the Loan and Collateral Agent (which shall provide for, among other things, the right of the Loan and Collateral Agent to require any such financial institution to transfer any deposits held by such financial institution to the BKB Concentration Account upon written notice from the Loan and Collateral Agent after the occurrence and continuation without cure of a Default or Event of Default), (iii) cause all cash proceeds of Accounts Receivable to be deposited only into the BKB Concentration Account or the Local Accounts, and (iv) at all times ensure that immediately upon the Borrower's or any of its Subsidiaries' receipt of any funds constituting or cash proceeds of any Collateral, all such amounts shall have been deposited in the BKB Concentration Account or the Local Accounts.

          8.13.2.  ACKNOWLEDGMENT OF APPLICATION. The Borrower hereby agrees
                   -----------------------------
     that all amounts received by the Loan and Collateral Agent in the BKB Concentration Account will be held as Collateral for the Obligations to be applied in accordance with (S)13.4.

     8.14.  FURTHER ASSURANCES. The Borrower will, and will cause each of its
            ------------------
Subsidiaries to, cooperate with the Banks and the Agents and execute such further instruments and documents as the Banks or the Agents shall reasonably request to effectuate the transactions contemplated by this Credit Agreement and the other Loan Documents.

                9.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER.
                    ------------------------------------------

     The Borrower covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Revolving Credit Loans or the Letter of Credit Agent has any obligations to issue, extend or renew any Letters of Credit:

     9.1. RESTRICTIONS ON INDEBTEDNESS. The Borrower will not, and will not
          ----------------------------
permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

          (a) Indebtedness to the Banks and the Agents arising under any of the Loan Documents;

          (b) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

          (c) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Borrower or such Subsidiary or under any Capitalized Lease, provided that the aggregate
                                                --------
     principal amount of such Indebtedness of the Borrower and its Subsidiaries shall not exceed the aggregate amount of $5,000,000 at any one time;

          (d) Indebtedness existing on the date hereof and listed and described on Schedule 9.1 hereto and any extensions, renewals or replacements thereof
        -------- ---
     which are, in each case, on terms and conditions no less favorable to the Borrower and the interest of the Agents and the Banks;

          (e) Indebtedness of a Subsidiary of the Borrower existing on the date hereof to the Borrower;

          (f)  Permitted IBJ Debt;

          (g)  Permitted Refinancing Indebtedness;

          (h) Other Indebtedness not otherwise permitted by this (S)9.1; provided, that combined sum of the aggregate outstanding principal amount
     --------
     of all such Indebtedness of the Borrower and its Subsidiaries permitted pursuant to this (S)9.1(h) and the aggregate outstanding principal amount of Indebtedness permitted under (S)9.1(c) shall not exceed $5,000,000 at any time.

     9.2.  RESTRICTIONS ON LIENS. The Borrower will not, and will not permit any
           ---------------------
of its Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid would by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors which in the aggregate exceed the lesser of (A) $1,000,000 and (B) $5,000,000 minus the amount of the Indebtedness of the
                                     -----
Borrower and its Subsidiaries described under (S)(S)9.1(c) and 9.1(h); or (v) sell, assign, pledge or otherwise transfer any "receivables" as defined in clause (vii) of the definition of the term "Indebtedness," with or without recourse; provided that the Borrower or any of its Subsidiaries may create or
          --------
incur or suffer to be created or incurred or to exist:

          (a) liens in favor of the Borrower on all or part of the assets of Subsidiaries of the Borrower securing Indebtedness owing by Subsidiaries of the Borrower to the Borrower;

          (b) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

          (c) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

          (d) liens on properties in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

          (e) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

          (f) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

          (g) liens existing on the date hereof and listed on Schedule 9.2
                                                              -------- ---
     hereto and any extensions, renewals or replacements thereof which are, in each case, on terms and conditions no less favorable to the Borrower and the interest of the Agents and the Banks;

          (h) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by (S)9.1(c), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the Indebtedness incurred solely for the purpose of financing the acquisition of such real or personal property so acquired;

          (i) liens in favor of the Loan and Collateral Agent for the benefit of the Banks and the Agents under the Loan Documents;

          (j)  Permitted IBJ Liens; and

          (k) liens on assets other than inventory or Accounts Receivables which are pledged to secure Indebtedness of the type and amount permitted by
     (S)9.1(h).

     9.3.  RESTRICTIONS ON INVESTMENTS. The Borrower will not, and will not
           ---------------------------
permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

           (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

          (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

          (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Service, Inc., and not less than "A 1" if rated by Standard and Poor's Rating Group;

          (d) Investments existing on the date hereof and listed on Schedule 9.3
                                                                    -------- ---
     hereto;

          (e) Investments with respect to Indebtedness permitted by (S)9.1(g) so long as such entities remain Subsidiaries of the Borrower;

          (f) Investments consisting of Investments by the Borrower in Subsidiaries of the Borrower existing on the Closing Date;

          (g) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by (S)9.5.2; and

          (h) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $250,000 in the aggregate at any time outstanding;

          (i) Investments under the Loan Documents;

     9.4. DISTRIBUTIONS. The Borrower will not make any Distributions; provided,
          -------------                                                ---------
however, so long as no Default or Event of Default exist or would result
--------
therefrom, the Borrower may: (a) make semi-annual Distributions not to exceed 50% of the Consolidated Net Income of the Borrower for the two fiscal quarters most recently ended so long as (i) such Distributions are made within 45 days after delivery to the Banks of the financial statements required by Section 8.4(a) and (b) and (ii) the Borrower has delivered calculations to the Agents, demonstrating in a format satisfactory to the Agents that the making of such Distribution will not cause a Default or Event of Default on a projected basis for the next two fiscal quarters of the Borrower; and (b) make Distributions to the preferred stockholders of the Borrower not to exceed $3,000,000 per year.

     9.5.  MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.
           -----------------------------------------------

          9.5.1.  MERGERS AND ACQUISITIONS. The Borrower will not, and will not
                  ------------------------
     permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition other than: (a) the acquisition of assets in the ordinary course of business consistent with the Borrower's steel business; (b) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower; (c) the merger or consolidation of two or more Subsidiaries of the Borrower; and (d) other stock and asset acquisitions so long as (i) the aggregate purchase price paid by the Borrower or its Subsidiaries shall not exceed $20,000,000 from the Closing Date, (ii) after giving effect to any such acquisition the Borrowing Base shall exceed the outstanding amount of Revolving Credit Loans plus the Maximum Drawing Amount of all Unpaid Reimbursement Obligations by at least $15,000,000,
     (iii) on the last day of the fiscal quarter following any such acquisition the Fixed Charge Ratio shall not be less than 1.25:1.00, (iv) any such acquisitions of a substantial portion of the assets of any Person have been approved by not less than a majority of the Board of Directors of the target Person (consisting of directors who were directors of said Person for the twelve (12) months period preceding such acquisition), (v) prior to and after giving effect to such acquisition there shall be no Default or Event of Default, (vi) the Borrower has demonstrated to the reasonable satisfaction of the Loan and Collateral Agent that, after giving effect to such acquisition, the Borrower shall be in compliance, on a pro forma basis, with the financial covenants contained in (S)10 hereof for the 12 months following such acquisition; and (vi) the acquisition is of a business which is in the steel related business or is made to acquire or develop raw materals used in steel making.

          9.5.2.  DISPOSITION OF ASSETS. The Borrower will not, and will not
                  ---------------------
     permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets other than: (a) the sale of inventory, the licensing of intellectual property and the disposition of obsolete assets, in each case in the ordinary course of business consistent with the Borrower's steel business; (b) the sale or other disposition of capital stock of CST held by the Borrower; and (c) disposition of assets not in the ordinary course of business which does not exceed, in the aggregate, $10,000,000, provided, that such assets are or are to be no longer used in
                  --------
     the Borrower's business.

     9.6.  SALE AND LEASEBACK. The Borrower will not, and will not permit any of
           ------------------
its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

     9.7.  COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower will not, and will
           ----------------------------------
not permit any of its Subsidiaries to, (i) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (ii) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (iii) generate any Hazardous Substances on any of the Real Estate,
(iv) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (v) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

     9.8.  PERMITTED IBJ DEBT, PERMITTED REFINANCING INDEBTEDNESS AND
           ----------------------------------------------------------
INDEBTEDNESS TO DKB NEDERLAND. The Borrower will not amend, supplement or
-----------------------------
otherwise modify the terms of any Permitted IBJ Debt, any Permitted Refinancing Indebtedness or the Indebtedness to DKB Nederland permitted under (S)9.1(d) other than on terms and conditions no less favorable to the Borrower, any Subsidiary or the interest of the Agents or the Banks, or prepay, redeem or repurchase any Permitted Refinancing Indebtedness.

     9.9.  EMPLOYEE BENEFIT PLANS. Neither the Borrower nor any ERISA Affiliate
           ----------------------
will

           (a) engage in any "prohibited transaction" within the meaning of
     (S)406 of ERISA or (S)4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

           (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in (S)302 of ERISA, whether or not such deficiency is or may be waived; or

           (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to (S)302(f) or (S)4068 of ERISA; or

          (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to (S)307 of ERISA or (S)401(a)(29) of the Code; or

          (e) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of (S)4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, by more than the amount set forth in (S)7.16.3.

     9.10.  Business Activities. The Borrower will not, and will not permit any
            -------------------
of its Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by them on the Closing Date and in related businesses.

     9.11.  Fiscal Year. The Borrower will not, and will not permit any of it
            -----------
Subsidiaries to, change the date of the end of its fiscal year from that set forth in (S)7.4.1.

     9.12.  Transactions with Affiliates. The Borrower will not, and will not
            ----------------------------
permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, unless such transaction is on fair and reasonable terms no less favorable to the Borrower than would have been obtainable on an arm's-length with a Person other than an Affiliate.

     9.13.  BANK ACCOUNTS. The Borrower will not, and will not permit any of its
            -------------
Subsidiaries to, (i) establish any bank accounts other than the BKB Concentration Account of the Local Accounts without Loan and Collateral Agent's prior written consent, (ii) violate directly or indirectly any Agency Account Agreement or other bank agency or lock box agreement in favor of the Loan and Collateral Agent for the benefit of the Banks and the Agents with respect to such account.

     9.14.  CSIFSC. The Borrower will not permit CSIFSC to conduct any business
            ------
or own assets in excess of $500,000 in the aggregate at any time.

                   10.  FINANCIAL COVENANTS OF THE BORROWER.
                        -----------------------------------

     The Borrower covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Letter of Credit or Revolving Credit Note is outstanding or any Bank has any obligation to make any Revolving Credit Loans or the Letter of Credit Agent has any obligation to issue, extend or renew any Letters of Credit.

     10.1.  CAPITAL EXPENDITURES. The Borrower will not make, or permit any
            --------------------
Subsidiary of the Borrower to make, Capital Expenditures that exceed, in the aggregate, $55,000,000 for the Borrower's 1999 fiscal year and $40,000,000 for each fiscal year thereafter; provided, however, that, if during any fiscal year
                             --------  -------
the amount of Capital Expenditures permitted for that fiscal year is not so utilized, such unutilized amount may be utilized in the next succeeding fiscal year but not in any subsequent fiscal year.

     10.2.  CONSOLIDATED TANGIBLE NET WORTH. The Borrower will not permit
            -------------------------------
Consolidated Tangible Net Worth to be less than the sum of (a) $142,000,000, plus (b) on a cumulative basis, 50% of positive Consolidated Net Income for each fiscal year subsequent to the Closing Date, plus (c) the proceeds received by the Borrower in connection with the sale of equity securities of the Borrower or its Subsidiaries.

     10.3.  FIXED CHARGE COVERAGE. Commencing on December 31, 1998, the Borrower
            ---------------------
will not permit, as of the last day of any fiscal quarter of the Borrower, the ratio of (i) Consolidated Operating Cash Flow for the four fiscal quarters then ended to (ii) Consolidated Total Debt Service for such period (the "Fixed Charge
                                                                    ------------
Coverage Ratio") to be less than the ratio set forth below opposite such date:
--------------

          Date                              Ratio
          ----                              -----
          12/31/99                          1.10:1.00
          3/31/00                           1.15:1.00
          The last day of each fiscal
          quarter beginning with 6/30/00    1.25:1.00

     10.4.  INTEREST CHARGE COVERAGE. The Borrower will not permit the ratio of
            ------------------------
(i) Consolidated Operating Cash Flow for the four fiscal quarters then ended to
(ii) Consolidated Total Interest Expense for such period to be less than 1.00:1.00 on March 31, 1999, June 30, 1999 and September 30, 1999.

                           11.  CLOSING CONDITIONS.
                                ------------------

     The obligations of the Banks to make the initial Revolving Credit

Loans and of the Letter of Credit Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to March 15, 1999:

     11.1.  LOAN DOCUMENTS. Each of the Loan Documents shall have been duly
            --------------
executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

     11.2.  CERTIFIED COPIES OF CHARTER DOCUMENTS AND IBJ LOAN DOCUMENTS. Each
            ------------------------------------------------------------
of the Banks shall have received from the Borrower and each of its Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (i) its charter or other incorporation documents as in effect on such date of certification, (ii) its by-laws as in effect on such date, (iii) the IBJ Loan Documents as listed on Schedule 11.2
                                                               -------- ----
(iii) and (iv) the revised covenants for fiscal year 1999 under the Permitted
-----
IBJ Debt in form and substance satisfactory to the Banks.

     11.3.  CORPORATE ACTION. All corporate action necessary for the valid
            ----------------
execution, delivery and performance by the Borrower and each of its Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

     11.4.  INCUMBENCY CERTIFICATE. Each of the Banks shall have received from
            ----------------------
the Borrower an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of each of the Borrower, each of the Loan Documents and Subordination Documents to which the Borrower is or is to become a party; (ii) to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (iii) to give notices and to take other action on its behalf under the Loan Documents.

     11.5.  VALIDITY OF LIENS. The Security Documents shall be effective to
            -----------------
create in favor of the Loan and Collateral Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Loan and Collateral Agent to protect and preserve such security interests shall have been duly effected. The Loan and Collateral Agent shall have received evidence thereof in form and substance satisfactory to the Loan and Collateral Agent.

     11.6.  PERFECTION CERTIFICATES AND UCC SEARCH RESULTS. The Loan and
            ----------------------------------------------
Collateral Agent shall have received from the Borrower a completed and fully executed Perfection Certificate and the results of UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Loan and Collateral Agent.

     11.7.  CERTIFICATES OF INSURANCE. The Agents shall have received (i) a
            -------------------------
certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreements and (ii) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

     11.8.  AGENCY ACCOUNT AGREEMENTS. The Borrower shall have established the
            -------------------------
BKB Concentration Account, and the Loan and Collateral Agent shall have received an Agency Account Agreement executed by each depository institution at which the Borrower maintains Local Accounts.

     11.9.  BORROWING BASE REPORT; FUNDING AUDIT. The Loan and Collateral Agent
            ------------------------------------
shall have received (i) from the Borrower the initial Borrowing Base Report dated as of the Closing Date and (ii) a pre-funding audit from the Loan and Collateral Agent's examiners verifying the components of the Borrowing Base in form and substance satisfactory to the Agents.

     11.10. ACCOUNTS RECEIVABLE AGING REPORT. The Loan and Collateral Agent
            --------------------------------
shall have received from the Borrower the most recent Accounts Receivable aging report of the Borrower and its Subsidiaries dated as of a date which shall be no more than fifteen (15) days prior to the Closing Date and the Borrower shall have notified the Loan and Collateral Agent in writing on the Closing Date of any material deviation from the Accounts Receivable values reflected in such Accounts Receivable aging report and shall have provided the Loan and Collateral Agent with such supplementary documentation as the Loan and Collateral Agent may reasonably request.

     11.11. HAZARDOUS WASTE ASSESSMENTS. The Agents shall have received
            ---------------------------
hazardous waste site assessments from environmental engineers and in form and substance satisfactory to the Agents, covering all Real Estate and all other real property in respect of which the Borrower or any of its Subsidiaries may have material liability, whether contingent or otherwise, for dumping or disposal of Hazardous Substances.

     11.12.  SOLVENCY CERTIFICATE. Each of the Banks shall have received an
             --------------------
officer's certificate of the Borrower dated as of the Closing Date as to the solvency of the Borrower and its Subsidiaries following the consummation of the transactions contemplated herein and in form and substance satisfactory to the Banks.

     11.13.  OPINION OF COUNSEL. Each of the Banks and the Agents shall have
             ------------------
received a favorable legal opinion addressed to the Banks and the Agents, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agents, from Gibson, Dunn & Crutcher LLP, counsel to the Borrower and its Subsidiaries.

     11.14.  PAYMENT OF FEES. The Borrower shall have paid to the Banks or the
             ---------------
Agents, as appropriate, the closing fee, the Agents' fees and all other amounts due and payable under this Agreement.

     11.15.  PAYOFF LETTER. The Loan and Collateral Agent shall have received a
             -------------
payoff letter from DKB, indicating the amount of the obligations of the Borrower under the revolving credit facilities agented by DKB, to be discharged on the Closing Date and an acknowledgment by DKB that upon receipt of such funds it will forthwith execute and deliver to the Loan and Collateral Agent for filing all termination statements and take such other actions as may be necessary to discharge all security interests granted by the Borrower or any of its Subsidiaries in favor of DKB.


                       12.  CONDITIONS TO ALL BORROWINGS.
                            ----------------------------

     The obligations of the Banks to make any Revolving Credit Loan, and of the Letter of Credit Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

     12.1.   REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the
             -----------------------------------------
representations and warranties of any of the Borrower and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Revolving Credit Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, or to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. The Loan and Collateral Agent shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

     12.2.  GOVERNMENTAL REGULATION. Each Bank shall have received such
            -----------------------
statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

     12.3.  PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the
            -------------------------
transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agents and the Agents' Special Counsel, and the Banks, the Agents and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agents may reasonably request.

     12.4.  BORROWING BASE REPORT. The Loan and Collateral Agent shall have
            ---------------------
received the most recent Borrowing Base Report required to be delivered to the Loan and Collateral Agent in accordance with (S)8.4(f) and, if requested by the Loan and Collateral Agent, a Borrowing Base Report dated within five (5) days of the Drawdown Date of such Loan or of the date of issuance, extension or renewal of such Letter of Credit.

                   13.  EVENTS OF DEFAULT; ACCELERATION; ETC.
                        ------------------------------------

     13.1.  EVENTS OF DEFAULT AND ACCELERATION. If any of the following events
            ----------------------------------
("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:
                                                        --------

            (a) the Borrower shall fail to pay any principal of the Revolving Credit Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

            (b) the Borrower or any of its Subsidiaries shall fail to pay any interest on the Revolving Credit Loans, the commitment fee, any Letter of Credit Fee, the Loan and Collateral Agent's fee, or other sums due hereunder or under any of the other Loan Documents, within two (2) Business Days of when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (c) the Borrower shall fail to comply with any of its covenants contained in (S)8.2, 8.3, 8.4, 8.5, 8.13, 9, or 10;

          (d) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this (S)13.1) for thirty
     (30) days after written notice of such failure has been given to the Borrower by any Agent;

          (e) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

          (f) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases in each case in excess of $5,000,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases in each case in excess of $5,000,000 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or any such holder or holders shall rescind or shall have a right to rescind the purchase of any such obligations;

          (g) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

          (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

          (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Borrower that, with other outstanding final judgments, undischarged, against the Borrower exceeds in the aggregate $1,000,000;

          (j) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Loan and Collateral Agent's security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

          (k) the Borrower or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $1,000,000, or the Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $1,000,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of
     (S)302(f)(1) of ERISA), provided that the Loan and Collateral Agent
                             --------
     determines in its reasonable discretion that such event (A) could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and (B) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or
     (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

          (l) the Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty
     (30) days;

          (m) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen
     (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrower or any of its Subsidiaries which could reasonably be expected to have a material adverse effect on the Borrower's ability to comply with its obligations hereunder.

          (n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of the Borrower or such Subsidiary;

          (o) the Borrower or any of its Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought or threatened against the Borrower or any of its Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of the Borrower or such Subsidiary included in the Borrowing Base or any assets of the Borrower or such Subsidiary not included in the Borrowing Base but having a fair market value in excess of $1,000,000;

            (p) (i) Kawasaki Steel Corporation and Companhia Vale do Rio Doce shall directly or indirectly together own less than 50% of the outstanding shares of common stock of the Borrower, or shall cease to possess the right to appoint a majority of the Board of Directors of the Borrower, or (ii) a "Change of Control" under and as defined in the Permitted Refinancing Indebtedness shall have occurred;

then, and in any such event, so long as the same may be continuing, either of the Agents may, and upon the request of the Super-majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Revolving Credit Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided
                                                                       --------
that in the event of any Event of Default specified in (SS)13.1(g), 13.1(h) or 13.1(j), all such amounts shall become immediately due and payable automatically and without any requirement of notice from any Agent or any Bank.

     13.2.  TERMINATION OF COMMITMENTS. If any one or more of the Events of
            --------------------------
Default specified in (S)13.1(g), (S)13.1(h) or (S)13.1(j) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Borrower and the Letter of Credit Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date or other date for issuing, extending or renewing any Letter of Credit the conditions precedent to the making of the Revolving Credit Loans to be made on such Drawdown Date or (as the case may be) to issuing, extending or renewing such Letter of Credit on such other date are not satisfied, any Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and the Letter of Credit Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrower or any of its Subsidiaries of any of the Obligations.

     13.3.  REMEDIES. In case any one or more of the Events of Default shall
            --------
have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Revolving Credit Loans pursuant to (S)13.1, each Bank, if owed any amount with respect to the Revolving Credit Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex
                                                                         --
parte appointment of a receiver, and, if such amount shall have become due, by
-----
declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or Agent or the holder of any Revolving Credit Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     13.4.  DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following
            -----------------------------------
the occurrence or during the continuance of any Default or Event of Default, any Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

            (a) First, to the payment of, or (as the case may be) the reimbursement of each Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by each Agent in connection with the collection of such monies by each Agent, for the exercise, protection or enforcement by each Agent of all or any of the rights, remedies, powers and privileges of each Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to each Agent against any taxes or liens which by law shall have, or may have, priority over the rights of each Agent to such monies;

            (b) Second, to all other Obligations (other than Obligations under Derivative Contracts with either of the Agents) in such order or preference as the Majority Banks may determine; provided, however, that (i)
                                          --------  -------
     distributions shall be made (A) pari passu among Obligations with respect
                                     ---- -----
     to the Agents' fee payable pursuant to (S)5.1 and all other

     Obligations and (B) with respect to each type of Obligation owing to the Banks, such as interest, principal, fees and expenses, among the Banks pro
                                                                            ---
     rata, and (ii) the Loan and Collateral Agent may in its discretion make
     ----
     proper allowance to take into account any Obligations not then due and;

          (c) Third, to all Obligations under Derivative Contracts with either of the Agents, pro rata;
                    --- ----

          (d) Fourth, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agents of all of the Obligations, to the payment of any obligations required to be paid pursuant to (S)9-504(1)(c) of the Uniform Commercial Code of the State of New York; and

          (e) Fifth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

                                 14.  SETOFF.
                                      ------

     Each of the Banks agrees with each other Bank that (i) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Revolving Credit Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Revolving Credit Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (ii) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Revolving Credit Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Revolving Credit Note or Revolving Credit Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Revolving Credit Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or
                               --- -----
otherwise as shall result in each Bank receiving in respect of the Revolving Credit Notes held by it or Reimbursement obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any
                                                  --------
part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                15.  THE AGENTS.
                                     ----------

     15.1.  AUTHORIZATION.
            -------------

            (a) Each of the Agents is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to such Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed
              --------
     herein or therein shall be implied to have been assumed by the Agents.

            (b) The relationship between the Agents and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agents and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agents and any of the Banks.

            (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, each of the Agents is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agents with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Loan and Collateral Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agents.

     15.2.  EMPLOYEES AND AGENTS. Each of the Agents may exercise its powers and
            --------------------
execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. Each of the Agents may utilize the services of such Persons as such Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

     15.3.  NO LIABILITY. Neither the Agents nor any of its shareholders,
            ------------
directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agents or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

     15.4.  NO REPRESENTATIONS.
            ------------------

            15.4.1.  GENERAL. The Agents shall not be responsible for the
                     -------
     execution or validity or enforceability of this Credit Agreement, the Revolving Credit Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Revolving Credit Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Revolving Credit Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Revolving Credit Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Agents shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Revolving Credit Notes shall have been duly authorized or is true, accurate and complete. Each of the Agents has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agents or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

          15.4.2.  CLOSING DOCUMENTATION, ETC.  For purposes of determining
                   --------------------------
     compliance with the conditions set forth in (S)11, each Bank that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Agents or the Arrangers to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be to be consent to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Agents or the Arrangers active upon the Borrower's account shall have received notice from such Bank prior to the Closing Date specifying such Bank's objection thereto and such objection shall not have been withdrawn by notice to the Agents or the Arrangers to such effect on or prior to the Closing Date.

     15.5.  PAYMENTS.
            --------

            15.5.1.  PAYMENTS TO AGENTS. A payment by the Borrower to the Loan
                     ------------------
     and Collateral Agent hereunder or the Letter of Credit Agreement, as the case may be, or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. Each of the Agents agrees promptly to distribute to each Bank such Bank's pro rata share of payments received
                                            --- ----
     by such Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

            15.5.2.  DISTRIBUTION BY AGENTS. If in the opinion of either of the
                     ----------------------
     Agents the distribution of any amount received by it in such capacity hereunder, under the Revolving Credit Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by either of the Agents is to be repaid, each Person to whom any such distribution shall have been made shall either repay to such Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

          15.5.3.  DELINQUENT BANKS. Notwithstanding anything to the contrary
                   ----------------
     contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the appropriate Agent its pro rata
                                                                        --- ----
     share of any Revolving Credit Loan or to purchase any Letter of Credit Participation or (ii) to comply with the provisions of (S)14 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata
                                                                   --- ----
     share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be
                                               ---------------
     deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement
     --- ----
     Obligations. The Delinquent Bank hereby authorizes each of the Agents to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans and Unpaid
                --- ----
     Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata
                                                                   --- ----
     shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     15.6.  HOLDERS OF REVOLVING CREDIT NOTES. Each of the Agents may deem and
            ---------------------------------
treat the payee of any Revolving Credit Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

     15.7.  INDEMNITY. The Banks ratably agree hereby to indemnify and hold
            ---------
harmless each of the Agents and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which such Agent or such affiliate has not been reimbursed by the Borrower as required by (S)16), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Revolving Credit Notes, or any of the other Loan Documents or
               ----------------------
the transactions contemplated or evidenced hereby or thereby, or such Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by such Agent's willful misconduct or gross negligence.

     15.8.  AGENTS AS BANKS. In its individual capacity, each of the Agents
            ---------------
shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Revolving Credit Loans made by it, and as the holder of any of the Revolving Credit Notes and as the purchaser of any Letter
                     ----------------------
of Credit Participations, as it would have were it not also an Agent.

     15.9.   RESIGNATION. Any Agent may resign at any time by giving sixty (60)
             -----------
days prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     15.10.  NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby
             ----------------------------------------------
agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agents thereof. Each of the Agents hereby agrees that, upon receipt of any notice under this (S)15.10 or upon otherwise learning of the existence of a Default or an Event of Default, it shall promptly notify the other Agent, each of the Banks (other than the Bank that provided such notice to such Agent) and the Borrower of the existence of such Default or Event of Default.

     15.11.  DUTIES IN THE CASE OF ENFORCEMENT. In case one of more Events of
             ---------------------------------
Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Loan and Collateral Agent shall, if
(i) so requested by the Majority Banks and (ii) the Banks have provided to the Loan and Collateral Agent such additional indemnities and assurances against expenses and liabilities as the Loan and Collateral Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Loan and Collateral Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Loan and Collateral Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that Loan and Collateral Agent need not comply
                      --------
with any such direction to the extent that the Loan and Collateral Agent reasonably believes the Loan and Collateral Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

                       16.  EXPENSES AND INDEMNIFICATION.
                            ----------------------------

     16.1.  EXPENSES. The Borrower agrees to pay (i) the reasonable costs of
            --------
producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (ii) any taxes (including any interest and penalties in respect thereto) payable by any Agent, Arranger or Bank (other than taxes based upon any Agent's, or Arranger's or any Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify each Agent, Arranger and Bank with respect thereto), (iii) the reasonable fees, expenses and disbursements of the Loan and Collateral Agent's Special Counsel or any local counsel to the Loan and Collateral Agent incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document for providing for cancellation, (iv) the fees, expenses and disbursements of any Agent, any of its affiliates or any Arranger incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering and appraisal charges, (v) any fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Agents in establishing, maintaining or handling agency accounts, lock box accounts and other accounts for the collection of any of the Collateral; (vi) all reasonable out-of-pocket expenses (including without limitation reasonable fees and costs for one outside counsel for the Agents, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or any Agent in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or any Agent's relationship with the Borrower or any of its Subsidiaries and (vii) all reasonable fees, expenses and disbursements of any Bank or any Agent incurred in connection with UCC searches, UCC filings or mortgage recordings. Without in any way limiting the Agents' or Banks' rights to be reimbursed by the Borrower and its Subsidiaries pursuant to
(S)(S)16.1 and 16.2, at the begining of each year the Agents will provide the Borrower of an estimate as to the amount of expenses for which they shall seek reimbursement from the Borrower during the course of such year.

     16.2.  INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless
            ---------------
the Agents, its affiliates, the Banks and the Arrangers from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby ("Claims") including, without limitation, (i) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Revolving Credit Loans or Letters of Credit, (ii) the reversal or withdrawal of any provisional credits granted by the Loan and Collateral Agent upon the transfer of funds from lock box, bank agency or concentration accounts or in connection with the provisional honoring of checks or other items, (iii) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of its Subsidiaries comprised in the Collateral, (iv) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (v) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of one outside counsel for the Agents incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Banks, the Arrangers and each of the Agents and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of one outside counsel for the Agents. If, and to the extent that the obligations of the Borrower under this (S)16.2 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. Notwithstanding the foregoing, the Borrower shall have no liability pursuant to this (S)16.2 to any Person to the extent that any Claims arose solely from such Person's gross negligence or willful misconduct.

     16.3.  SURVIVAL. The covenants contained in this (S)16 shall survive
            --------
payment or satisfaction in full of all other Obligations.

              17.  TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.
                   ---------------------------------------------

     17.1.  SHARING OF INFORMATION WITH SECTION 20 SUBSIDIARY. The Borrower
            -------------------------------------------------
acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries, in connection with this Credit Agreement or otherwise, by a
Section 20 Subsidiary. The Borrower, for itself and each of its Subsidiaries, hereby authorizes (a) such Section 20 Subsidiary to share with each Agent and each Bank any information delivered to such Section 20 Subsidiary by the Borrower or any of its Subsidiaries, and (b) each Agent and each Bank to share with such Section 20 Subsidiary any information delivered to such Agent or such Bank by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement, or in connection with the decision of such Bank to enter into this Credit Agreement; it being understood, in each case, that any such Section 20 Subsidiary receiving such information shall be bound by the confidentiality provisions of this Credit Agreement. Such authorization shall survive the payment and satisfaction in full of all of Obligations.

     17.2.  CONFIDENTIALITY. Each of the Banks and each of the Agents agrees, on
            ---------------
behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use all due care to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement, provided that nothing herein shall limit the
                          --------
disclosure of any such information (a) after such information shall have become public other than through a violation of this (S)17, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any Bank or any Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Bank or any Agent, or to auditors or accountants, (e) to any Agent, any Bank or any Section 20 Subsidiary, (f) in connection with any litigation to which any one or more of the Banks, the Agents or any Section 20 Subsidiary is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Subsidiary or affiliate of such Bank as provided in (S)17.1 or (h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of (S)19.6.

     17.3.  PRIOR NOTIFICATION. Unless specifically prohibited by applicable law
            ------------------
or court order, each of the Banks and each of the Agents shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process.

     17.4.  OTHER. In no event shall any Bank or any Agent be obligated or
            -----
required to return any materials furnished to it or any Section 20 Subsidiary by the Borrower or any of its Subsidiaries. The obligations of each Bank under this
(S)17 shall supersede and replace the obligations of such Bank under any confidentiality letter in respect of this financing signed and delivered by such Bank to the Borrower prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Revolving Credit Loans or Reimbursement Obligations from any Bank.

                        18.  SURVIVAL OF COVENANTS, ETC.
                             --------------------------

     All covenants, agreements, representations and warranties made herein, in the Revolving Credit Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Agents at the time made or deemed made, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Revolving Credit Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Revolving Credit Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Revolving Credit Loans or the Letter of Credit Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or any Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

                       19.  ASSIGNMENT AND PARTICIPATION.
                            ----------------------------

     19.1.  CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each
            ---------------------------------
Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Revolving Credit Loans at the time owing to it, the Revolving Credit Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided that (i) each Agent and, unless a Default or Event of Default
         --------
shall have occurred and be continuing, the Borrower, shall have given its prior written consent to such assignment, which consent, in the case of the Borrower, will not be unreasonably withheld, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (iii) each assignment shall be in an amount that is a whole multiple of $5,000,000 or the entire amount of such Bank's Commitment, and (iv) the parties to such assignment shall execute and deliver to the Loan and Collateral Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit E hereto (an "Assignment and Acceptance"), together with any Revolving
------- -             -------------------------
Credit Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Loan and Collateral Agent of the registration fee referred to in (S)19.3, be released from its obligations under this Credit Agreement.

     19.2.  CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By
            --------------------------------------------------------------
executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

          (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

          (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

          (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in (S)7.4 and (S)8.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

          (d) such assignee will, independently and without reliance upon the assigning Bank, the Agents or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

          (e) such assignee represents and warrants that it is an Eligible Assignee;

          (f) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

          (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

          (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

          (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata
                                                                      --- ----
     share of Letter of Credit Fees in respect of outstanding Letters of Credit.

     19.3.  REGISTER.  The Loan and Collateral Agent shall maintain a copy of
            --------
each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and
      --------
the Commitment Percentage of, and principal amount of the Revolving Credit Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agents and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Loan and Collateral Agent a registration fee in the sum of $3,000; provided, however, that no such fee shall be due from BofA for assignments made
--------  -------
within the first 60 days after the Closing Date in connection with the initial syndication of the facility.

     19.4.  NEW REVOLVING CREDIT NOTES.  Upon its receipt of an Assignment and
            --------------------------
Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Loan and Collateral Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Loan and Collateral Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Revolving Credit Notes shall provide that they are replacements for the surrendered Revolving Credit Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Revolving Credit Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Revolving Credit Notes. Within five (5) days of issuance of any new Revolving Credit Notes pursuant to this (S)19.4, the Borrower shall deliver an opinion of counsel, addressed to the Banks and the Agents, relating to the due authorization, execution and delivery of such new Revolving Credit Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Revolving Credit Notes shall be cancelled and returned to the

Borrower.

     19.5.  PARTICIPATIONS. Each Bank may sell participations to one or more
            --------------
banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided
                                                                      --------
that (i) each such participation shall be in an amount of not less than $5,000,000, (ii) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (iii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Revolving Credit Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

     19.6.  DISCLOSURE.  The Borrower agrees that in addition to disclosures
            ----------
made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or
--------
participants shall agree (i) to treat in confidence such information unless such information otherwise becomes public knowledge, (ii) not to disclose such information to a third party, except as required by law or legal process and
(iii) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation. For purposes of this (S)19.6 an assignee or participant or potential assignee or participant may include a counterparty with whom such Bank has entered into or potentially might enter into a derivative contract referenced to credit or other risks or events arising under this Credit Agreement or any other Loan Document. Anything to the contrary contained herein notwithstanding, each Bank and each Agent may include references to the Borrower (and may utilize any logo or other distinctive symbol associated with the Borrower) in connection with any advertising, promotion, or marketing undertaken by such Bank or such Agent.

     19.7.  ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER.  If any
            ----------------------------------------------------
assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agents pursuant to

(S)13.1 or (S)13.2, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Revolving Credit Loans or Reimbursement Obligations. If any Bank sells a participating interest in any of the Revolving Credit Loans or Reimbursement Obligations to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Loan and Collateral Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agents pursuant to (S)13.1 or (S)13.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Revolving Credit Loans or Reimbursement Obligations to the extent of such participation.

     19.8.  MISCELLANEOUS ASSIGNMENT PROVISIONS.  Any assigning Bank shall
            -----------------------------------
retain its rights to be indemnified pursuant to (S)16 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Loan and Collateral Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this (S)19 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Revolving Credit Notes) to any of the twelve Federal Reserve Banks organized under (S)4 of the Federal Reserve Act, 12 U.S.C. (S)341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

     19.9.   ASSIGNMENT BY BORROWER.  The Borrower shall not assign or transfer
             ----------------------
any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

     19.10.  SYNDICATION.  The Borrower hereby agrees to assist and cooperate
             -----------
with the Arrangers in its efforts to complete the syndication of the commitments and Revolving Credit Loans hereunder, including, but not limited to, promptly preparing and providing materials and information reasonably deemed necessary by the Arrangers to successfully complete and otherwise facilitate such syndication, including, without limitation, all projections prepared by or on behalf of the Borrower relating to the transactions contemplated hereby. The Borrower and its respective directors, officers, employees and agents shall, at the reasonable request of the Arrangers, meet with potential lenders and provide such additional information as such Persons might reasonably request at a time and location to be agreed upon by the Borrower.

                              20.  NOTICES, ETC.
                                   ------------

     Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Revolving Credit Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

          (a) if to the Borrower, at 14000 San Bernardino Ave., Fontana, CA 92335, Attention: Executive Vice President, Finance, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

          (b) if to the Loan and Collateral Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: William J. Sherald, Jr. or such other address for notice as the Loan and Collateral Agent shall last have furnished in writing to the Person giving the notice;

          (c) if to the Letter of Credit Agent, at 3650 14th Street, 2nd Floor, Riverside, California 92501, Attention: Helen C. Wilson, Vice President, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice; and

          (d)  if to any Bank, at such Bank's address set forth on Schedule 1
                                                                   -------- -
     hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                              21.  GOVERNING LAW.
                                   -------------

     THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN (S)20. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                22.  HEADINGS.
                                     --------

     The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                              23.  COUNTERPARTS.
                                   ------------

     This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                          24.  ENTIRE AGREEMENT, ETC.
                               ---------------------

     The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in
(S)26.

                          25.  WAIVER OF JURY TRIAL.
                               --------------------

     The Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Revolving Credit Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (i) certifies that no representative, agent or attorney of any Bank or any Agent has represented, expressly or otherwise, that such Bank or such Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that the Agents and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                   26.  CONSENTS, AMENDMENTS, WAIVERS, ETC.
                        ----------------------------------

     Any consent or approval required or permitted by this Credit Agreement to be given by the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Revolving Credit Notes (other than interest accruing pursuant to (S)5.10 following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto) or the amount of the commitment fee or Letter of Credit Fees may not be decreased without the written consent of each Bank affected thereby; the amount of the Commitments may not be increased without the written consent of the Borrower and of each Bank affected thereby; the Revolving Credit Loan Maturity Date may not be postponed without the written consent of each Bank affected thereby; this (S)26 and the definition of Majority Banks may not be amended, without the written consent of all of the Banks and the Borrower; and the amount of the Loan and Collateral Agent's fee or any Letter of Credit Fees; (S)15 may not be amended without the written consent of each of the Agents; (S)10 may not be amended or waived without the written consent of the Super-majority Banks; the Borrowing Base may not be amended to increase the lending formula(s) with respect to Eligible Accounts Receivable or Eligible Inventory without the written consent of all of the Banks; and the definition of "Eligible Accounts Receivable", "Eligible Inventory" or "Discretionary Amount" may not be amended without the written consent of all of the Banks. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

                              27.  SEVERABILITY.
                                   ------------

     The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

     IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                              CALIFORNIA STEEL INDUSTRIES, INC.

                              By: /s/ Celeo Lourenco Goncalves
                                  -------------------------------------
                                  Name:   Celeo Lourenco Goncalves
                                  Title:  President and Chief
                                          Executive Officer

                              BANKBOSTON, N.A., individually
                              and as Loan and Collateral Agent

                              By: /s/ Howard Bailey
                                  -------------------------------------
                                  Name:   Howard Bailey
                                  Title:  Director

                              BANK OF AMERICA NATIONAL
                              TRUST AND SAVINGS
                              ASSOCIATION, individually and as
                              Letter of Credit Agent,

                              By: /s/ James Heil
                                  -------------------------------------
                                  Name:   James Heil
                                  Title:  Vice President

                              BANCBOSTON ROBERTSON
                              STEPHENS INC., as Arranger

                              By:  /s/ Theodore J. Davies
                                   ------------------------------------
                                  Name:   Theodore J. Davies
                                  Title:  Director

                              NATIONSBANC MONTGOMERY
                              SECURITIES LLC, as Arranger

                              By:  /s/ Jane E. Rawles
                                   ----------------------------------
                                  Name:   Jane E. Rawles
                                  Title:  Vice President

                                   EXHIBIT A
                                   ---------

                             BORROWING BASE REPORT
                             ---------------------

                                   EXHIBIT B
                                   ---------

                             REVOLVING CREDIT NOTE
                             ---------------------

                                   EXHIBIT C
                                   ---------

                         REVOLVING CREDIT LOAN REQUEST
                         -----------------------------

                                   EXHIBIT D
                                   ---------

                             COMPLIANCE CERTIFICATE
                             ----------------------

                                   EXHIBIT E
                                   ---------

                           ASSIGNMENT AND ACCEPTANCE
                           -------------------------

                                   EXHIBIT F
                                   ---------

                            CUSTOMS AGENT AGREEMENT
                            -----------------------